PURCHASE AGREEMENT

                             for the

             OLD COUNTRY BUFFET, NORTHLAKE, ILLINOIS



      This Purchase Agreement (the "Agreement") entered into on the 17 day of April, 1998, by and between The Alpha Group, LLC or its assigns, such assigns to be approved by Buyer which approval will not be unreasonably withheld (the "Seller") and AEI Real Estate Fund XVIII Limited Partnership, a Minnesota Limited Partnership, or its assigns, such assigns to be approved by Seller which approval will not be unreasonably withheld (the "Buyer"). If Buyer shall desire further assignment said assignment shall occur five (5) business days prior to the date set forth in paragraph 2. hereof.

1. Property. Seller entered into an Agreement of Sale with Sam's West, Inc. ("Sam's") on September 11, 1997, which Agreement was amended by the First Amendment to Agreement of Sale on December ____, 1997 and was further amended by the Second Amendment to Agreement of Sale on March 9, 1998, (the "Sam's Agreement"), for the purchase of an undivided 100% interest in the fee title to that certain real property legally described on the attached Exhibit "A" (the "Parcel"). Seller desires to sell and Buyer desires to purchase the Parcel and a percentage interest in and to the improvements to be completed on the Parcel by OCB Realty Co., (hereinafter "Tenant") as an Old Country Buffet restaurant (the "Improvements") and (the Parcel and the Improvements collectively, the "Property"). On the Closing Date referred to in paragraph 2, Seller shall assign its rights (and Buyer shall assume only Seller's obligation to pay the Purchase Price and those matters of record created by separate instrument other than the Sam's Agreement) in and to the Sam's Agreement to Buyer.

2. Closing Date. Buyer's purchase of the Parcel shall occur on the earlier of May 15, 1998 or five (5) business days after receipt and approval by Buyer of the last due diligence documents in the contingency period including the receipt of the building permit (the "Closing Date"). The Closing Date is subject to all conditions precedent as referenced herein.

3. Lease. The Property is to be developed by Tenant, subject to a Lease on the Property by and between Seller, as Landlord, and Tenant (the "Lease"), the form of which Lease is attached hereto as Exhibit "C". Said attached Lease has been approved by the Buyer, and Seller will on the Closing date, assign all right, title and interest in and to said executed Lease to Buyer on the Closing Date.

4.    Rent  Commencement  Date.  The day  the  Tenant  opens  the
Property for business, or September 28, 1998, whichever comes first, Tenant will commence paying rent as set forth in the Lease attached hereto on Exhibit "C".

5. Escrow. $10,000 will be paid to Commonwealth Title (the "Closing Agent") to be released to Seller on the Closing Date subject to the terms of this Agreement. Upon execution of this Agreement, a copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

6.     Purchase  Price  and   Option  to  Repurchase  &  Seller's
Remedies.

6.01 Purchase Price.

The purchase price for the Property is $1,300,000 (the "Purchase Price"), which as a contingency to Buyer's obligations hereunder must be supported by an MAI appraisal of the Property reasonably satisfactory to Buyer. Buyer shall have the right to review and approve such appraisal until no later than April 17, 1998. The appraisal shall be obtained by Buyer.

If  all  conditions  as  outlined in  this  Agreement  have  been
satisfied,  on  the  Closing  Date,  Buyer  shall  disburse   the
following  funds  to the Closing Agent for the  purchase  of  the
Parcel:

(a) $320,000 shall be disbursed to Sam's West, Inc. for purchase of the Parcel;

(b)    $10,000   will  be  disbursed  to  the  Seller   for   the
reimbursement   of  the  deposit  on  the      Parcel   and   the
acquisition/closing costs of the Parcel from Wal-Mart;

Closing costs in connection with this transaction shall be paid as set forth in paragraph 12 herein.

The  following  funds shall be disbursed in accordance  with  the provisions  of  this  Agreement on or before September  28,  1998
("Second Funding") and such are subject to the following conditions being satisfied, the Tenant is not in material default under the Lease and Tenant having paid the first full months rent under the Lease:

(a-1)      $370,000 less interest accrued on the disbursement  of
     $330,000 from the Closing Date until the latter of the Rent Commencement Date or up to and including the Second Funding Date or such date as the Closing Agent has received the Rent, as defined below. The net proceeds will be paid by Buyer to Seller on or after the Rent Commencement Date as set forth below provided that the Tenant has paid the first full months rent under the lease.

     Buyer shall give evidence to Seller five (5) days prior to the Second Funding that funds have been deposited with the Closing Agent in an interest bearing escrow account, and are available and ready for disbursement, subject to the conditions above.

     It is the intent of the parties that the initial first full months rent from the Tenant ("Rent") shall be deposited with the Closing Agent by the Tenant on or before September 28, 1998. Upon receipt of said Rent, the Closing Agent is instructed to, immediately on that day or the next business day, thereafter disburse the net proceeds, as defined above, due Seller, less any prorations and Seller's portion of the closing costs in connection with the Second Funding, provided that the Tenant is not in material default (as required above), the Tenant leasehold policy has been paid for by Seller (paragraph 12 herein), and the Seller is not in breach of any surviving representation or warranty (paragraph 15 herein), and disburse the Rent to Buyer to complete the Second Funding, without further consent or instruction from either Seller or Buyer, however Closing Agent will comply as instructed and set forth in the Buyer's closing instruction letter, said closing instruction letter to be prepared in accordance with this Agreement and in no event will supersede the business terms set forth herein, subject to a standard escrow agreement as required by the Closing Agent as of the Closing Date.

     In the event the Closing Agent does not receive the Rent from the Tenant by October 15, 1998 or Buyer shall notify Seller and Closing Agent that Seller is in default hereunder or the Tenant is in material default under the Lease, all funds deposited by Buyer in accordance with paragraph 6.01 (a-1) hereof including interest accrued thereon shall immediately be returned to Buyer.

Closing costs in connection with this transaction shall be paid as set forth in paragraph 12 herein.

The following funds shall be disbursed in accordance with the provisions of the Lease attached hereto as Exhibit "C" ("Final
Funding") and are subject to all conditions under the Lease being satisfied:

(b-1)      $600,000 as the "Construction Allowance" to be paid by
     Buyer to Tenant under the terms and conditions as provided for in the Lease attached hereto as Exhibit "C".

This provision shall survive the Closing Date.
6.02.     Option to Repurchase & Seller's Remedies

In the event the Buyer has closed escrow on the subject property as described in paragraph 2 and 6.01, and (a) Seller has satisfied its obligations as outlined in this Agreement, (b) is not in breach of any surviving representation or warranty, (c) Tenant is not in material default under the Lease, (d) and Tenant has paid the Rent (and the failure of any of the above to occur until cured; however such cure period shall not extend later than October 15, 1998, shall relieve Buyer of the obligation to make the Second Funding), if then Buyer fails to fund the Second
Funding as outlined in paragraph 6.01 (a-1), Seller shall be granted, by the Buyer, the unconditional right to Repurchase the subject property as Sellers sole remedy for Buyers Default. This Repurchase option shall be as follows:

Buyer shall relieve Seller of any and all obligations outlined in this Agreement. This Agreement shall immediately become null and void, with all obligations between the parties, expressed or implied, terminated. Seller shall have the unconditional right to Repurchase from the Buyer the Property for two hundred fifty thousand dollars ($250,000) plus closing costs. Sellers Repurchase price and release of all obligations in this agreement shall be considered Liquidated Damages. Buyer agrees to use its best efforts comply with and assist the Closing Agent in effecting Sellers Repurchase option.

Additionally, the Closing Agent is instructed without further consent or instruction from Buyer and Seller to, upon receipt of Sellers two hundred fifty thousand dollars ($250,000) immediately close escrow and disburse all funds due Buyer under this Repurchase option.

6.03 Liquidated Damages Should Buyer fail or refuse to complete the Second Funding without right to do so as set forth above, in paragraph 6.02, in breach of this Agreement, Seller shall be entitled to liquidated damages. By initialing this section Buyer and Seller agree that Sellers' actual damages would be difficult and impractical to ascertain, that the Repurchase option and relief of Sellers obligations made pursuant to paragraph 6.02, above is a reasonable estimate of Seller's actual damages, and that in the event of Buyer's wrongful failure or refusal to complete the Second Funding, Seller shall be entitled to such liquidated damages, as Seller's sole damages remedy.

          Seller /s/ REH           Buyer /s/ RPJ

7. Interest. Seller shall pay to Buyer ten percent (10.0%) interest per annum on all funds disbursed hereunder from the Closing Date until the Rent Commencement Date which interest shall accrue and be paid by Seller either out of Seller's proceeds as set forth in paragraph 6.01 (a-1). If Tenant shall fail to pay its Rent by October 15, 1998, Seller shall pay immediately, to Buyer, such interest out-of-pocket upon such default by Tenant. Such payment is subject to terms of paragraph
6.01 (a-1) herein.

8.     Funds   Verification.   Buyer  is  to   provide   evidence
satisfactory to Seller, of the availability of funds for the purchase of the Property, at any time as reasonably requested by Seller.

9. Title. Seller shall deliver to Buyer a commitment for an ALTA OwnerOs Policy of Title Insurance (ALTA owner-most recent edition) issued by a nationally recognized title insurance company acceptable to Buyer (the "Title Company"), insuring marketable title in the Parcel or Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require, including extended coverage and ownerOs comprehensive coverage (the "Title Commitment"). The Title
Commitment shall show Sam's West, Inc. as the present fee owner of the Parcel and show Buyer as the fee owner to be insured, and shall reflect the Title Company's commitment to issue a future improvements endorsement raising the amount of title coverage to the entire amount of the purchase price paid for the Property upon final disbursement. The Title Commitment shall also include an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Parcel or Property and the tax year to which they relate, shall state whether taxes are current and if not, show the amounts unpaid, the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased. All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Title Commitment. Copies of all instruments creating such exceptions must be attached to the Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the Contingency Period, whichever is later to be consistent with Article 12.01 hereof, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this
Agreement shall be null and void and of no further force and effect and neither party shall have any further duties or obligations to the other hereunder.

      The Buyer shall also have ten (10) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Parcel or Property after the date of the Title Commitment. If necessary, the Closing Date or Second Funding shall be extended by the number of days necessary for the Buyer to have ten (10) business days to review any such items. Such ten (10) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title. The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the Parcel or Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and neither party shall have any further duties or obligations to the other hereunder.

10.   Site  Inspection.   Buyer has inspected  and  approved  the
Parcel.

11.  Due Diligence and Contingency Periods.

11.01 Due Diligence Documents and Contingency Period. Buyer shall have until the later of April 17, 1998 or the end of the tenth (10th) day, except as noted herein, after the delivery of all of the Due Diligence Documents, as described below, to review and approve the same. These documents shall be delivered by Seller at Seller's expense unless specifically designated herein to be obtained by Buyer, and such documents to be of current or recent date, (the "Contingency Period"). Said documents will be certified to Buyer prior to the Closing Date, however shall not be subject to the Contingency Period.

     (a) The Parcel will be platted as a separate legal lot and satisfactory proof thereof provided to Buyer including all costs associated therewith have been paid in full or escrowed therefore, subject to Buyer's right to review and approve the same within three (3) business days after receipt (" 3 Day Contingency Period"). Buyers approval of those items in the Contingency Period shall not be unreasonably withheld or delayed;

     (b)  Approval of Tenant Site Plans;

     (c)  The Title Commitment;

     (d)   Preliminary  ALTA boundary survey of the  Property  as
     described on Exhibit     "C" attached hereto;

     (e) Phase I and Phase II environmental assessment report prepared in accordance with current ASTM standards by Terracon, Inc., containing evidence that the Property complies with all federal, state and local environmental regulations;

     (f)  Site plan and map(s) showing site;

     (g) Demographic report showing data on trade area and the neighborhood, if available, to be obtained by Buyer;

     (h)  Soils report;

     (i)   Lease  and  Lease  Guarantee  of  Buffets,  Inc.,  and
     Assignment of the   Lease, if any;

     (j) A current Certificate of Good Standing for the Tenant, together with all other documents Buyer or Title Company deem necessary to support the authority of the persons executing any documents on behalf of the Seller or Tenant, the cost of obtaining such documents for the Tenant will be equally shared by Seller and Buyer, said costs to Seller not to exceed $100 and shall be obtained and approved by Buyer not later than April 17, 1998; however, the Title Company shall have until the closing date to obtain all documents deemed necessary for both Tenant and Seller;

     (k) Building Permit, satisfactory to Tenant, subject to the 3 Day Contingency Period;

     (l) Zoning compliance letter from the municipality or county exercising land use control over the Property in form and substance satisfactory to Buyer, to be obtained and approved by Buyer not later than April 17, 1998;

     (m) Financial statements Tenant as required within the Lease on Exhibit "C" attached hereto, to be obtained and approved by Buyer, not later than April 17, 1998;
          and

     (n)  MAI  appraisal, supporting the purchase price with  the contemplated  Improvements thereon, to be  obtained  by
          and  acceptable to Buyer as outlined in paragraph  6.01
          hereof.

      (All of the above described documents (a) through (n) are hereinafter collectively the "First Due Diligence Documents").

      After receipt and review of the Due Diligence Documents Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the Contingency Period. Such notice shall be deemed effective upon receipt by Seller.

It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material adverse changes in any of the information reflected in the Due Diligence Documents after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, the Seller shall deliver to the Buyer any documentation that comes in the SellerOs possession that modifies any of the Due Diligence Documents, including the Lease and the Guaranty, or could render any of the Due Diligence Documents materially inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) days before the Closing Date to review and approve any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) days to review and approve any such document or documents such approval not to be unreasonably withheld or delayed.

11.02 Form of Closing Documents. Prior to the end of the Contingency Period but in no event later than April 17, 1998, unless otherwise noted in paragraph 11.01 or below, Seller and Buyer (and where applicable, Tenant) shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Article 17 hereof:

     (a)  General warranty deed;

     (b)  FIRPTA Affidavit;

     (c) Opinion of Counsel re: enforceability of the Lease prepared by Buyer's attorney licensed in the State in which the Parcel is located, such Counsel to be selected and paid for by Buyer; Seller is to provide executed Lease not later than April 3, 1998 and Buyer to obtain Opinion not later than April 17, 1998;

     (d)  Resolution of Tenant re: due authority of the Tenant to
     execute    the  Lease,     Buyer to obtain  not  later  than
     April 20, 1998;

     (e) Estoppel from Tenant to be executed at closing and reaffirmed on the Rent Commencement DateBuyer to obtain not later than April 20, 1998;

     (f) Estoppel from Seller Buyer to obtain not later than April 20, 1998;

     (g) Form Lease Guaranty of Buffets, Inc., as attached hereto; and

     (h) Lease and Assignments of Lease, if any Buyer to obtain not later than April 20, 1998;

      In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (h) prior to the end of the Contingency Period, this Agreement may be terminated by either Seller or Buyer and neither party shall have any further duties or obligations to the other hereunder.

12. Closing Costs. It is understood between Seller and Buyer, that Seller shall pay for all closing costs associated with the Sam's Agreement, the premium for a standard coverage title policy containing the future improvements endorsement and reflecting an insured amount of $1,300,000 subject to pending disbursements, and documentary transfer taxes payable in connection with the Warranty Deed (the amount of such transfer taxes shall not be posted on the Warranty Deed but shall be attested to by Seller in a separate affidavit), the costs of the updating and certifying all Due Diligence Documents prior to the Closing Date unless otherwise noted herein, or any other cost as defined under the Sam's Agreement. Recording fees, escrow fees and all miscellaneous fees and charges shall be equally split between Seller and Buyer. The cost of obtaining Tenant's Certificate of Good standing in the State of Illinois shall be equally split between Seller and Buyer, such cost not to exceed $100 to Seller. Buyer shall pay for an Opinion of Counsel regarding the enforceability of the Lease in the State the Parcel is located as defined in paragraph 11.02 (d) herein. The Seller is responsible to pay for the cost of the Tenant's leasehold title insurance policy on or before the Second Funding as required by the Tenant. The obligations of this paragraph survive the Closing Date.

13. Real Estate Taxes and Assessments. Seller represents to Buyer that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date. It is understood between Seller and Buyer that all unpaid levied and pending special assessments are paid by the Tenant as defined in the Lease and shall be the responsibility of the Tenant under the Lease after the Closing Date. The obligations of this paragraph shall survive the Closing Date.

14. Prorations. Except as otherwise set forth herein, the Buyer and the Seller, as of the Closing Date, shall prorate to the Closing Date: (i) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (ii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iii) other expenses relating to the Property which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Parcel or Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the
prorations   at  closing,  then  the  parties  shall   make   any
adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available.

15. Seller's Representations and Warranties. These Seller's representations and warranties deemed to be true and correct as of the Closing Date and shall survive the closing until the day of the Second Funding. Seller represents and warrants as of this date and to the best of SellerOs knowledge after due inquiry that:

     (a) Except for this Agreement and the Letter of Intent with Buffets, Inc. executed September 16, 1997, the executed Agreement of Sale with Sam's West, Inc. dated September 11, 1997, and the First Amendment to the Agreement of Sale dated December ___, 1997 and the Second Amendment to the Agreement of Sale dated March 9, 1998, and the Lease as referenced on Exhibit "D", it is not aware of any other agreements or leases with respect to the Property;

     (b)  Seller  has  all  requisite  power  and  authority   to
          consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (c)  Seller   does  not  have  any  actions  or  proceedings
          pending, which would materially affect the Property or Tenant, except matters fully covered by insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     e)   All    of    Seller's   covenants,   agreements,    and
          representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure to Buyer's benefit and its successors and assigns up to the Second Funding;

     (f)  The   Parcel   or   Property  is  in  good   condition,
          substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

     (g) The use and operation of the Parcel or Property now is in full compliance with applicable local, state and federal laws, ordinances, regulations and requirements;
          and

     (h) Seller has not caused or permitted any, and to the best of Seller's knowledge, the Parcel or Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Parcel Property, including, but not limited to, soil and groundwater conditions. There is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Parcel or Property or the migration of hazardous materials from or to other property.




16. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

     (a)  Buyer   has  all  requisite  power  and  authority   to
          consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound; and

     (c) These Buyer's representations and warranties deemed to be true and correct as of the Closing Date and shall survive the closing.

17.  Closing.

(a)  On or before the Closing Date, Seller, except as noted, will
deposit   into  Escrow  with  the  Closing  Agent  the  following
documents:

     (1)  A  general warranty deed conveying insurable  title  to the  Property to Buyer, in form and substance as agreed
          to  between  Sam's  and Buyer during  the   Contingency
          Period;

     (2) Estoppel letter from Tenant, in form and substance as agreed to between Seller, Buyer and Tenant during the Contingency Period;

     (3) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the Contingency Period;

     (4) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the Contingency Period;

     (5) Assignment of Lease, in form and substance as agreed to between Seller and Buyer during the Contingency Period;

     (6) The Lease as agreed to between Buyer and/or Tenant and executed by Seller and Tenant, prior to Contingency
          Period;

     (7) Lease Guaranty of Buffets, Inc. as agreed to between Seller and buyer during the Contingency Period;

     (8) Opinion of Counsel regarding enforceability of the Lease and compliance with local law (from an attorney acceptable to Buyer in the state where the Parcel or Property is located) in form and substance as agreed to by Buyer during the Contingency Period, Buyer will confirm the receipt of the same; and

     (9) Resolution of Tenant regarding due authority of Tenant and execution and delivery of the Lease by Tenant, in a form and substance as agreed to between Seller and Buyer during the Contingency Period Buyer will confirm the receipt of the same.


(b) On or before the Closing Date, Buyer will deposit funds set forth in paragraph 6.01 (a) and (b) with the Closing Agent. On or before five (5) days prior to the date of the Second Funding or the Final Funding, Buyer will deposit funds as required and set forth in paragraph 6.01 (a-1) and (b-1) with the Closing Agent.

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

18. Termination. This Agreement may be terminated prior to the Closing Date at Buyer's option and any funds disbursed by the Buyer to the Seller, returned to Buyer in full immediately in the event of any of the following occurrences in addition to other remedies available to Buyer as set forth herein :

     (a)  Seller fails to comply with any of the terms hereof;

     (b) A default exists in any material financial obligation of Seller or Tenant;

     (c) Any representation made or contained in any submission from Seller or Tenant, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     (d) There has been a material adverse change in the financial condition of Seller or Tenant or there shall be a material action, suit or proceeding pending or threatened against Seller which affects Seller's ability to perform under this Agreement or against Tenant which affects Lessee's ability to perform under the Lease;

     (e) Any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller or Tenant;

     (f) Seller or Tenant shall be dissolved, liquidated or wound up;

     (g)  Notice given by Buyer pursuant to the terms hereof;

     (h) Buyer, Tenant or Seller fail to successfully negotiate documents contemplated hereunder or as required in Sam's Agreement; and

     (i) Seller or Tenant fails to obtain city, state or federal approvals and permits required.

      Notwithstanding (a) through (i) above, if Seller shall refuse to close the transaction contemplated herein and Buyer is ready, willing and able to close the transaction, Buyer is entitled to all remedies available to it at law or equity.

      If Buyer shall not have exercised a right of termination as allowed hereunder and Seller is otherwise in compliance with the terms hereof, Seller shall retain all only the remedies available to it at law or equity through the Closing Date, after such date Seller shall retain only the remedies as set forth in paragraph
6.02 and 6.03.

19. Damages, Destruction and Eminent Domain. If, prior to the Closing Date, the Parcel or Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Article 8 hereof have been satisfied, or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall pay the deductible, if any, to Buyer, and assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting form said damage or destruction to the extent that the same are payable with respect to damage to the Parcel or Property, subject to rights of the Tenant.

     If prior to the Closing Date, the Parcel or Property, or any part thereof, is taken by eminent domain, which taking delays commencement of the Lease or delays payment of rent by the Tenant or renders the Lease invalid, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Parcel or Property.

      In the event that this Agreement is terminated by Buyer as provided above, any funds disbursed hereunder shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

20. Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:  The Alpha Group, LLC
               C/O Colliers Tingey International
               1310 E. Shaw Avenue
               Fresno, CA  93710
               Attention:  Mr. Jack Messina
               Phone No.: (209) 221-1271

If to Buyer:   AEI Fund Management, Inc.
               1300 Minnesota World Trade Center
               30 E. 7th Street
               St. Paul, Minnesota 55101
               Attention:  Robert P. Johnson
               Phone No.: (612) 227-7333

      Notice shall be deemed received 48 hours after proper deposit in U.S. Mail, or 24 hours after proper deposit with a nationally recognized overnight courier.

21.  Miscellaneous.

(a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Parcel or Property and the other matters described, and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(b) This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer.

(c) The Buyer and Seller each warrant to the other that neither party hereto has had any dealing with any real estate brokers or salespersons which would result in a claim for a commission.

(d) Seller remains liable for all obligations under the Sam's Agreement that may survive the Closing Date up to the Second Funding date and shall provide evidence, reasonably satisfactory to Buyer, that such obligations have been satisfied or that sufficient funds are available or escrowed with an independent third party, such as a title company, in order to complete the same.

      Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until April 16, 1998 within which time to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

      IN  WITNESS  WHEREOF,  Seller and Buyer have executed  this
Agreement effective as of the day and year above first written.

SELLER:

THE ALPHA GROUP, LLC

By: /s/ Robert E Holmes
Its: member


STATE OF Benton)
                  ) ss.
COUNTY OF Arkansas)



     On this 16th day of April, 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert E Holmes, personally known to me to be the person who executed the within instrument as the member of The Alpha Group, an Arkansas corporation, on behalf of said corporation.


                              /s/ Gay L Fejleh
                                  Notary Public

                         [notary seal]




BUYER:

AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
BY:  AEI FUND MANAGEMENT XVIII, INC.

By: /s/ Robert P Johnson
        Robert P. Johnson, its President



STATE OF Minnesota)
                  ) ss.
COUNTY OF Ramsey)


     On this 17th day of April, 1998, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XVIII, Inc., a Minnesota corporation, as Corporate General Partner of AEI Real Estate Fund XVIII Limited Partnership, on behalf of said corporation.

                              /s/ Barbara J Kochevar
                                  Notary Public


          [notary seal]


                           EXHIBIT "A"

                        LEGAL DESCRIPTION

                          See attached


Part  of  the Northeast Quarter of Section 6, Township 39  North,
Range  12  East  of  Third Principal Meridian,  in  Cook  County,
Illinois, described as follows:

Commencing  at  the  Southeast corner of Lot  7  in  Block  9  as designated upon the Plat of The H.O. Stone Northlake Addition being a subdivision of part of the Northeast Quarter of said
Section 6, the Plat of which subdivision is recorded as Doc. No. 14036603 in the Recorder's Office of Cook County, Illinois; thence North 61 degrees 02 minutes 56 seconds West along the South line of said Blokc 9, a distance of 298.67 feet to the Southwest corner of Lot 18 in Block 9 of said subdivision;thence North 0 degrees 00 minutes 41 seconds East, a distance of 32.74 feet; thence North 45 degrees 04 minutes 00 seconds East, a distance of 21.88 feet to the Point of Beginning; thence North 89 degrees 59 minutes 19 seconds West, a distance of 55.72 feet; thence North 50 degrees 32 minutes 46 seconds West, a distance of
35.35 feet; thence North 61 degrees 36 minutes 58 seconds West, a distance of 50.12 feet; thence North 0 degrees 00 minutes 47 seconds East, a distance of 106.46 feet; thence North 89 degrees 55 minutes 14 seconds West, a distance of 13.18 feet; thence North 0 degrees 00 minutes 00 seconds East, a distance of 33.41 feet; thence South 89 degrees 51 minutes 03 seconds East, a distance of 231.68 feet; thence South 31 degrees 21 minutes 45 seconds East, a distance of 48.81 feet; thence South 0 degrees 00 minutes 00 seconds East, a distance of 143.92 feet; thence North 89 degrees 59 minutes 19 seconds West, a distance of 116.82 feet to the Point of Beginning containing 43,417 square feet (0.9967 acres) more or less, all being situated in Cook County, Illinois.


Part  of  the Northeast Quarter of Section 6, Township 39  North,
Range  12  East  of  Third Principal Meridian,  in  Cook  County,
Illinois, described as follows:

Beginning at the Northeast corner of Lot 10 Block 6 as designated upon the Plat of the H.O. Stone Northlake Addition being a subdivision of part of the Northeast Quarter of said Section 6, the Plat of which subdivision is recorded as Don. No. 14036603 in the Recorder's Office of Cook County, Illinois; thence South 1 degree 59 minutes 01 seconds West along the East line of said Block 6 and Block 9 in The H.O. Stone Northlake Addition, a distance of 930.12 feet to the Southeast corner of Lot 7 Blcok 9; thence North 61 degrees 02 minutes 56 seconds West along the South line of said Lot 7, and Lot 18 of Block 9 in the H.O Stone Northlake Addition, a distance 298.67 feet to the Southwest corner of said Lot 18 Blcok 9; thence South 2 degrees 00 minutes 57 seconds West, a distance of 11.22 feet to a pint in the Center line of a 20" alley in the H.O. Stone Northlake Addition; thence North 61 degrees 02 minutes 56 seconds West along the centerline of said alley, a distance of 446.18 feet to a pint on the East line of Lot 23 Block 8 extended Nrotherly in the H.O. Stone Northlake Addition; thence South 2 degrees 01 minutes 28 seconds West along the East line of said Lot 23 Blcok 8 and the Northerly extension thereof, a distance of 136.14 feet to the Southeast corner of said Lot 23 Blcok 8; thence North 61 degrees 02 minutes 21 seconds West along the Southerly line of said Blcok 8, a distance of 273.02 feet to the Southwest corner of Lot 31 Blcok 8 in the H.O Stone Northlake Addition; thence North 0 degrees 21 minutes 56 seconds West along the West line of said Block 8 and the Northerly extension thereof, a distance of 139.39 feet to a point on the Westerly extension of the South line of Lot 5 as designated upon the Plat of Ether's Resubdivision, being a resubdivision of lts 11 to 22 inclusive and lot 32 together with the vacated alley in Block 8 in the H.O. Stone Northlake Addition Subdivision, the Plat of said Resubdivision is recorded as Doc. No. 14036604 in the Recorder's Office of Cook County, Illinois; thence North 89 degrees 38 minutes 04 seconds East along the South line of said Lot 5 of Ehler's Resubdivision extended, a distance of 20.00 feet to the Southwest corner of said Lot 5 of Ehler's Resubdivision; thence North 0 degrees 21 minutes 56 seconds West along the West line of Lots 2 through 5 of said Ehler's Resubdivision, a ditance of 239.90 feet to the Southwest corner of Lot 1 of said Ehler's Resubdivision; thence North 13 degrees 17 minutes 01 seconds East, a distance of 20.55 feet to the Southewest corner of Lot 4 Block 8 of The H.O. Stone Northlake Addition; thence North 17 degrees 23 minutes 47 seconds East, a distance of 94.10 feet to a point on the West line of Lot 5 Block 8, 35.00 feet South of the Northwest corner of said Lot 5 Block 8 of The H.O. Stone Norhtlake Addition; thence North 36 degrees 49 minutes 52 seconds East, a distance of 43.70 feet to the Northeast corner of said Lot 5 Blcok 8; thence North 90 degrees 00 minutes 00 seconds East along the North line of The
H.O Stone Northlake Addition, a distance of 796.80 feet to the Point of Beginning containing 645,623 square feet (14.8215 acres) more or less, all being situated in Cook County, Illinois.


                           EXHIBIT "B"

                       SURVEY REQUIREMENTS


1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I, _________________________, a registered land surveyor, in and for the State of ___________ do hereby certify to AEI Real Estate Fund XVIII Limited Partnership., a Minnesota limited partnership, or its assigns (PLEASE CONTACT AEIOS CLOSING MANAGER AT 1-800-328-3519 FOR INFORMATION), and ____________________ (insert name of title company), that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described Parcel; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described Parcel, except as shown on said survey; that there are no party walls or visible encroachments on said described Parcel by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described Parcel has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:  _________________________

          Dated:  _______________________

2. If the street address of the Parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat  or  map  of survey should meet with  the  minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the Parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed Parcel and on adjoining properties if they appear to affect the enjoyment of the surveyed Parcel should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the Parcel being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the Parcel surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7. As a minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI and one
     (1) set to the title company.

8. The survey should certify as to the total square footage of the area surveyed and as to the square footage at the exterior walls of any improvements on the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.

9.   Flood Zone designation to be included.



                           EXHIBIT "C"

                    LEASE AND LEASE GUARANTY


                      STANDARD GROUND LEASE



                         BY AND BETWEEN


                   OCB REALTY CO., as Tenant,


                               AND


                ALPHA GROUP, L.L.C., as Landlord


                      Covering land at the


               WAL-MART/SAM'S CLUB SHOPPING CENTER

                   (Shopping Center/Location)

                     in Northlake, Illinois
                          (City, State)


                        TABLE OF CONTENTS



SECTION 1. PREMISES

SECTION 2. TERM; COMMENCEMENT DATE
           2.1 Original Lease Term
           2.2 Notice of Tender; Target and Drop Dead Dates
           2.3 Options to Extend

SECTION 3. LEASE YEAR

SECTION 4. LANDLORD'S WORK

SECTION 5. TENANT'S WORK

SECTION 6. RENT
           6.1 Minimum Rent
           6.2 Percentage Rent
           6.3 Timing and Payment of Percentage Rent; Gross Sale
Reports
           6.4 Additional Rent
           6.5 Proration
           6.6 Adjustments and Reimbursements

SECTION 7. TAXES
           7.1 Real Property Taxes
           7.2 Payment in Installments
           7.3 Right To Contest
           7.4 Personal Property Taxes
           7.5 Limitation on Tax Increases

SECTION 8. COMMON AREAS, FACILITIES AND SERVICES; OPERATING
           EXPENSES
           8.1 Initial Improvement of Parking and Other Areas
           8.2 Inclusion of Any Common Areas
           8.3 Preservation of Parking
           8.4 Definition of "Operating Expenses"
           8.5 Payment of Tenant's Share of Operating Expenses
           8.6 Limitations on Tenant's Share of Operating Expense
           8.7 Tenant's Right To Assume Duties
           8.8 Tenant's Examination or Audit of Charges

SECTION 9. UTILITIES

SECTION 10.ADVERTISING; PROMOTION; HANDBILLS

SECTION 11.USE OF THE PREMISES; TENANT'S LIMITED EXCLUSIVITY
           COMMITMENT
           11.1 Tenant's Permitted Use
           11.2 Appurtenant Rights
           11.3 No Exclusive; Unapproved Uses

SECTION 12.MAINTENANCE AND REPAIR OF
           PREMISES; ALTERATIONS AND SIGNS
           12.1 Repairs and Maintenance
           12.2 Alterations
           12.3 Signs

SECTION 13.INSURANCE; RESTORATION OF DAMAGE
           13.1 Tenant's Insurance
           13.2 Landlord's Insurance
           13.3 General Insurance Requirements
           13.4 Restoration of Damage to the Building
           13.5 Waiver of Claims and Subrogation

SECTION 14.INDEMNIFICATION BY PARTIES
           14.1 Indemnification by Tenant
           14.2 Indemnification by Landlord

SECTION 15.ESTOPPEL, SUBORDINATION, NONDISTURBANCE AND
           ATTORNMENT
           15.1 Estoppel Certificates
           15.2 Subordination, Nondisturbance and Attornment

SECTION 16.ASSIGNMENT AND SUBLETTING
           16.1 Restrictions on Transfer
           16.2 Reason for Any Disapproval Given
           16.3 Consent Generally
           16.4 Sublease to Operating Company

SECTION 17.CONDEMNATION
           17.1 Substantial Taking
           17.2 Partial Taking
           17.3 Arbitration Procedure
           17.4 Transfer in Lieu of Condemnation

SECTION 18.DEFAULT
           18.1 Tenant's Default
           18.2 Landlord's Default

SECTION 19.WARRANTY OF QUIET ENJOYMENT; SURRENDER OF PREMISES;
           HOLDOVER TENANCY
           19.1 Warranty of Quiet Enjoyment
           19.2 Ownership of Building; Surrender of Premises by
                Tenant
           19.3 Holding Over

SECTION 20.GENERAL PROVISIONS
           20.1  Successors
           20.2  Rules and Regulations
           20.3  Extensions or Forbearances by Parties
           20.4  Sale by Landlord
           20.5  Notice
           20.6  Cotenancy
           20.7  Investment Tax Credit
           20.8  Entire Agreement
           20.9  Interpretation and Use of Pronouns
           20.10 Caption and Section Numbers
           20.11 "Force Majeure" Delays
           20.12 Waiver
           20.13 Joint Obligation
           20.14 Time of the Essence
           20.15 Accord and Satisfaction
           20.16 Due Date
           20.17 Late Charge
           20.18 Cumulative Remedies
           20.19 Applicable Law and Construction
           20.20 Decision Making by Parties
           20.21 Attorneys' Fees
           20.22 Use Permitted
           20.23 Leasehold and Equipment Financing
           20.24 Authority
           20.25 Financial or Sales Information
           20.26 Reasonable Efforts to Mitigate
           20.27 Trash Dumpster
           20.28 Indemnification
           20.29 Disclaimers
           20.30 Effective Date of Lease
           20.31 Broker's Commission
           20.32 Recording
           20.33 Authorship
           20.35 Third Parties
           20.35 Temporary Space
           20.36 Limitations on Landlord's Liability

SECTION 21.HAZARDOUS SUBSTANCES
           21.1 Representations by Landlord
           21.2 Indemnity by Landlord
           21.3 Indemnity by Tenant
           21.4 Survival of Obligations
           21.5 Definitions of "Hazardous Substances" and Related
                Terms


Exhibits and Attachments

EXHIBIT A-1 Legal Description of the Premises
EXHIBIT A-2 Drawing or Plan of Shopping Center
EXHIBIT B   Site Plan
EXHIBIT C   Landlord's Work and Tenant's Work
EXHIBIT D   Rules and Regulations (if any) [NONE]
EXHIBIT E   Memorandum of Ground Lease
EXHIBIT F   Non-Disclosure Agreement
EXHIBIT G   Subordination, Non-Disturbance and Attornment
            Agreement [with Landlord's Lender or Lessor]
EXHIBIT H   Agreement by Landlord (Leasehold Financing Without
            Subordination) [with Tenant's Lender]
EXHIBIT I   Storefront Elevation and Pre-Approved Pylon Sign
            Location


SCHEDULE #1  Standard Landlord Supplied Site
             Specifications [Intentionally Deleted]
SCHEDULE #2  Standard Exclusions from Gross Sales
SCHEDULE #3  Standard Exclusions from Common Area Expenses
             [Intentionally Deleted]



GUARANTY  (If Applicable)


                      STANDARD GROUND LEASE



      This Standard Ground Lease ("Lease") is made and entered into this ____ day of February, 1998, by and between ALPHA GROUP, L.L.C., a _______________ limited liability company, and its successors and assigns (as referenced below), with principal offices at 1209 North Walton Boulevard, Bentonville, Arkansas 72712 ("LANDLORD"), and OCB REALTY CO., a Minnesota corporation, with principal offices at 10260 Viking Drive, Eden Prairie, MN 55344-7229 ("TENANT").

                      W I T N E S S E T H:

1.     PREMISES.   Landlord leases to Tenant, and  Tenant  leases
from Landlord, certain land ("PREMISES"), consisting of approximately 43,189 square feet of gross land area, the legal description of which is (or will be) attached hereto as EXHIBIT A-1. The Premises is part of a shopping center development known as the Wal-Mart/Sam's Club Shopping Center ("SHOPPING CENTER"), as shown on EXHIBIT A-2 attached hereto, located at North Avenue and Railroad Avenue in Northlake, Cook County, Illinois , on which Tenant intends to build a building (the "BUILDING") containing approximately Nine Thousand One Hundred and Eight-three (9,183) square feet of gross leasable area, the location of which will be as approximately shown on the site plan attached hereto as EXHIBIT B.

      For purposes of this Lease, (i) "LEASABLE AREA" of land shall be the gross land area that can be developed and used for building, parking, landscaping, sidewalks or other commercial development use, (ii) "LEASABLE AREA" of buildings shall be computed by measuring from the outside face of corridor walls to the outside face of exterior walls and from the center line to center line of demising walls, with no deduction or exclusion in the computation of leasable area by reason of interior partitions or other interior construction or equipment, and (iii) the "GROSS LEASABLE AREA OF THE SHOPPING CENTER" shall be the sum of the leasable areas of all leasable or occupiable portions of improvements within the Shopping Center (and with respect to any undeveloped pads, shall include the maximum building area permitted on the pad under applicable law and recorded covenants, conditions and restrictions).

2.   TERM; COMMENCEMENT DATE.

      2.1 ORIGINAL LEASE TERM. Unless further extended as provided herein, the term of this Lease ("LEASE TERM" or "TERM") shall be twenty (20) full Lease Years and any Partial Lease Year (as defined below), commencing with the Commencement Date (as defined below). The "COMMENCEMENT DATE" will be the date on which each of the following has occurred: (i) Landlord has acquired fee title to the Premises, has all necessary governmental approvals and Wal-Mart Approvals (as defined below) for the creation of the Premises as a separate legal lot capable of commercial development for the purposes set forth in this Lease (BUT WITHOUT any need for Landlord to pursue or obtain the building permit and other approvals required for Tenant's specific plans for development of the Premises), and has tendered possession of the Premises to Tenant; and (ii) if there is a lender/mortgagee which has a lien that may be superior in priority to the interest of Tenant under this Lease, Landlord shall have provided Tenant with an executed non-disturbance agreement from the lienholder under any and all mortgages, deeds of trust and superior lien interests, on terms and conditions reasonably satisfactory to Tenant and such secured party. The parties anticipate that the Commencement Date will be on or about April 1, 1998.

     2.2 NOTICE OF TENDER; TARGET AND DROP DEAD DATES. Landlord shall give Tenant written notice of its intent to tender possession of the Premises to Tenant, not less than seven (7) days prior to such tender of possession ("NOTICE OF TENDER"). Tenant will not be required to accept tender of possession before the Commencement Date or April 1, 1998, whichever is later (sometimes referred to below as the "TARGET DATE"); PROVIDED, however, that (i) Tenant may, but will not be required to, accept tender of possession prior to the Target Date; and (ii) if for any reason such Notice of Tender is not given by the forty-fifth
(45th) day after the Target Date (the "DROP DEAD DATE"), Tenant may elect to terminate this Lease without further liability to Landlord, upon written notice to Landlord at any time thereafter. In the event Landlord diligently pursues satisfaction of the requirements for tender of possession as stated in Section 2.1 but cannot reasonably satisfy such requirements (in its sole but reasonable discretion) by the Drop Dead Date, any termination of this Lease by Landlord or Tenant will cause each party to be released from any further obligation or liability to the other hereunder; provided, that if the agreement between Landlord and Sam's for the purchase of the Premises by Landlord is assignable or Sam's is otherwise willing to consent to an assignment to Tenant, Tenant may elect to require that Landlord's purchase agreement with Sam's be assigned to Tenant if Tenant is willing to continue to pursue this project notwithstanding such Drop Dead Date, so long as Tenant reimburses Landlord for any earnest money or deposit under such agreement that by its terms may be credited against the purchase price of the Premises and Sam's releases
Landlord   from   any  further  liability  under  such   purchase
agreement.

      2.3   OPTIONS  TO  EXTEND.   Tenant  shall  have  four  (4)
successive options (the "EXTENSION OPTION(S)") to renew and extend the Term for additional consecutive periods of five (5) years each (each, an "EXTENDED TERM"). The Extension Options shall be exercised by Tenant giving Landlord written notice thereof at least six (6) months prior to the end of the initial Term or previous Extended Term, as the case may be; PROVIDED, that Tenant's Extension Option(s) will not in any event expire from failure to exercise the same if Landlord does not give or has not given an "Exercise Deadline Notice" (as defined below). An "EXERCISE DEADLINE NOTICE" is a written notice given to Tenant at any time within the last year of the Lease Term stating as follows: "Pursuant to your Lease at Northlake, Illinois, you as
Tenant have until                           [state deadline  date
that  is  6  months before end of the current term] or until  ten
(10) business days after receipt of this letter, whichever is later, to exercise your option to extend the Lease Term for an additional 5 year term and FAILURE TO DO SO WILL RESULT IN THE LOSS OF YOUR EXTENSION OPTION(S) IN THE LEASE. NOTICE OF EXERCISE OF SUCH OPTIONS MAY BE GIVEN BY YOU AT ANY TIME AFTER YOUR RECEIPT OF THIS NOTICE, BUT MUST BE DELIVERED TO US BY SUCH DEADLINE DATE TO OUR ADDRESS FOR NOTICES UNDER THIS LEASE, WHICH
IS  AS FOLLOWS:                                       [state then
current address for notices]." During the Extended Term(s), except as expressly provided in this Lease, all terms and conditions of this Lease shall remain unamended and in full force and effect.

3. LEASE YEAR. As used in this Lease, the "LEASE YEAR" means that portion of the Term consisting of the period from January 1 through December 31. Any portion of the Term which is less than a Lease Year shall be a "PARTIAL LEASE YEAR." The portion of the Term commencing on the Commencement Date and ending on the following December 31 shall be the "FIRST PARTIAL LEASE YEAR."

4. LANDLORD'S WORK. Landlord warrants that the Premises, at the time of tender of possession, will be delivered in its present condition. Except as so provided and except for Landlord's obligation to pursue and obtain the necessary governmental approvals for creation and commercial use of the Premises as described in Section 2.1, there is NO "Landlord's Work." After execution of this Lease, Landlord will diligently pursue such matters, keep Tenant informed about the status thereof, and promptly advise Tenant of any anticipated delay or problem in satisfying the requirements under Section 2.1 by the Target Date, in accordance with the provisions of this Lease.

5. TENANT'S WORK. Upon Landlord's tender of possession of the Premises consistent with Sections 2.1 and 2.2 above and Tenant's receipt of Landlord's approval of Plans and of necessary governmental permits and approvals, as referenced in the attached EXHIBIT C, Tenant, at its sole cost and expense, will promptly commence construction of its building and related improvements ("BUILDING") and installation of fixtures, equipment and other items of "Tenant's Work" as identified on the attached EXHIBIT C ("TENANT'S WORK"), and shall diligently pursue such work to completion. So long as Non-Disclosure Agreements are executed as provided in section 4 of the attached EXHIBIT C (in the form attached as EXHIBIT F), Tenant shall submit to Landlord, for review and approval by Landlord and Sam's West, Inc. ("SAM'S") (and, if required by the WalMart Agreements, Wal-Mart), Tenant's drawings showing the Building and site improvements to be constructed by Tenant, including the site plan, grading plan, landscaping plan, floor plan, parking plan and necessary elevations, before submitting the same to the City of Northlake (the "CITY") for permits. Tenant will also provide to Landlord a good faith estimate of the total costs of construction of the Building (excluding furniture, fixtures and equipment ("FF&E") which Tenant is entitled to remove at the end of the Lease term). The Building, site improvements and other items of Tenant's Work will be constructed by Tenant at its sole expense (subject only to the provisions of the attached EXHIBIT C concerning the Construction Allowance).

      Upon Tenant's or its employees, agents or contractors entering the Premises prior to the Commencement Date for any purpose (including without limitation, the performance of Tenant's Work), all covenants and conditions of this Lease shall apply to the parties as if the Term had begun at such time, with the exception of provisions as to Minimum Rent, Percentage Rent, Additional Rent and any other charges payable by Tenant, which shall go into effect as of the Commencement Date, even if Tenant's Work is not completed; PROVIDED, however, the Commencement Date for the Term and for rental obligations shall be delayed by one (1) day for each day, if any, that Tenant is delayed in the performance or completion of Tenant's Work by the actions or inactions of Landlord.

6.   RENT.

      6.1 MINIMUM RENT. From and after the Rent Commencement Date (as defined below), and continuing throughout the Term, except as otherwise set forth herein, Tenant agrees to pay to Landlord, without demand, a guaranteed rental ("MINIMUM RENT") equal to the following amounts per annum:

     First Partial Lease Year and Lease Years 1 through 5   $  130,000
     Lease  Years  6  through   10                          $  143,000
     Lease  Years  11  through   15                         $  157,300
     Lease   Years   16  through   20                       $  173,030
     First Extended Term (Lease Years 21 through 25)        $  190,333
     Second  Extended Term (Lease Years 26 through  30)     $  209,366
     Third Extended Term (Lease Years 31 through 35)        $  230,303
     Fourth  Extended Term (Lease Years 36 through  40)     $  253,333

      The "RENT COMMENCEMENT DATE" will be: (i) the day Tenant opens the Premises for business, or (ii) September 28, 1998, whichever comes first. Promptly following the Commencement Date, Landlord and Tenant shall enter into and record a memorandum of this Lease as set forth in Section 20.32 of this Lease. Tenant will notify Landlord as soon as reasonably practicable prior to the Commencement Date as to Tenant's estimated date for opening for business at the Premises, and will promptly notify Landlord as to the actual opening date for business at the Premises, when it occurs.

       The Minimum Rent shall be payable in equal monthly installments of one-twelfth of the annual Minimum Rent, on or before the first day of each month in advance to Landlord at Landlord's address as specified above, or at such other place as Landlord may from time to time designate in writing, without deductions or setoff whatsoever, except as provided in this Lease. For Partial Lease Years or partial lease months, Minimum Rent shall be prorated as provided in Section 6.5 of this Lease. Minimum Rent shall be adjusted based on the actual leasable area of the Premises, with any such change being effective the first day of the first calendar month following the date of such change; PROVIDED, however, in no event shall the total Minimum Rent for any period of the Term be more than the amounts set forth above, respectively.

      6.2 PERCENTAGE RENT. In addition to the Minimum Rent provided for in Section 6.1 of this Lease, Tenant agrees to pay percentage rent ("PERCENTAGE RENT") to Landlord in an amount equal to two percent (2%) of Gross Sales (as defined below) for a particular Lease Year in excess of the following amount (also referred to as a "BREAKPOINT") for the Lease Year in the following time periods:

     First Partial Lease Year and Lease Years 1 through 5   $  3,200,000
     Lease  Years  6  through   10                          $  3,400,000
     Lease  Years  11  through   15                         $  3,600,000
     Lease   Years   16  through   20                       $  3,800,000
     First Extended Term (Lease Years 21 through 25)        $  4,000,000
     Second  Extended Term (Lease Years 26 through  30)     $  4,200,000
     Third Extended Term (Lease Years 31 through 35)        $  4,400,000
     Fourth  Extended Term (Lease Years 36 through  40)     $  4,600,000

      For Partial Lease Years or partial lease months, the calculation of Percentage Rent and the applicable Breakpoint shall be prorated as provided in Section 6.5 of this Lease. As used in this Lease, the term "GROSS SALES" means the gross amount received by Tenant from all orders placed and filled, and all sales and services made or rendered, in or from the Premises, whether for cash or credit. There shall be excluded from Gross Sales the items described on the attached SCHEDULE #2.

      6.3 TIMING AND PAYMENT OF PERCENTAGE RENT; GROSS SALES REPORTS. Percentage Rent shall be due and payable annually within forty-five (45) days after the end of the applicable Lease Year. Concurrently with the payment of Percentage Rent, Tenant shall deliver a report of its Gross Sales for the applicable
Lease Year. Such report shall be certified by an authorized employee of Tenant and kept in accordance with Tenant's usual accounting practices. If Landlord requires an audit or examination of Tenant's records of Gross Sales pertaining to the Premises, Tenant will make available to Landlord, at Tenant's corporate or principal accounting office, all of Tenant's books and records necessary to accomplish the audit. Landlord's right to audit or examine such records shall be limited to the current Lease Year and the immediately preceding Lease Year, and such right may be exercised by Landlord only one (1) time in any consecutive twelve (12) month period.

      6.4 ADDITIONAL RENT. Tenant shall pay to Landlord, as additional rent ("ADDITIONAL RENT"), during the Term and any extensions thereof, its allocated share of Taxes (as provided in Article 7 below) and Tenant's Proportionate Share of Shopping Center Expense (as defined below). Tenant shall pay all sums required to be paid as Additional Rent directly to Landlord at the place where the Minimum Rent is payable, without deduction or setoff except as provided in this Lease.

      As used in this Lease, "TENANT'S PROPORTIONATE SHARE" means the allocated share of any expenses which, under the terms of the Wal-Mart Agreements (as defined below) or any other encumbrance on the Premises approved by Tenant, are allocated to the Premises.

      6.5 PRORATION. Whenever this Lease provides that payments of Minimum Rent, Percentage Rent or Additional Rent, or any limitation thereon are to be prorated (the "PRORATED SUM"), for a Partial Lease Year, the Prorated Sum shall be prorated at a rate of one-twelfth of the yearly sum scheduled for that Partial Lease Year for each month, and for a partial lease month the Prorated Sum shall be prorated at a rate of one-thirtieth of the monthly Prorated Sum, for each day, and shall be payable, in advance, on the first day of the partial lease month.

      6.6 ADJUSTMENTS AND REIMBURSEMENTS. Any adjustment to a required monthly installment of Additional Rent shall be made after thirty (30) days' advance notice stating the amount of the adjustment, how it was calculated and allocated, and such other information about the costs incurred by Landlord as Tenant may reasonably require. No adjustment will be made retroactively for any period or expense more than eighteen (18) months prior to the date of the adjustment. Landlord will promptly respond to reasonable requests for reasonable back-up documentation concerning adjustments and reimbursements required hereunder.

7.   TAXES.

      7.1 REAL PROPERTY TAXES. During the Term (including any Extended Terms), Tenant will pay or cause to be paid, prior to delinquency, its allocated share (as set forth in this Section 7.1) of real property taxes and assessments ("TAXES") levied or assessed against the Premises, the Building and all improvements on the Premises. Taxes will be prorated between the parties for any partial year at the commencement and expiration or other termination of this Lease. The Premises are (or will be placed into) a separate tax lot, and Tenant will pay the taxes attributable to such tax lot as its allocated share.

      If the Premises at any time is not a separate tax lot, then Tenant will be responsible for paying to its allocated share of Taxes levied or assessed against the tax lot that includes the Premises, based on the assessed values of land and improvements shown in the tax statement for the tax lot that includes the Premises. Tenant's allocated share of Taxes pertaining to the land will be based on the area of the Premises compared to the entire area covered by the tax statement, and Tenant's allocated share of Taxes pertaining to improvements will be based on the assessed value of Tenant's improvements on the Premises compared to the assessed value of all improvements covered by the tax statement. Tenant will pay its allocated share of Taxes within thirty (30) days after the date such Taxes are due to the taxing authority so long as Tenant has received Landlord's notice of the amount due from Tenant, including a copy of the tax statement and a written summary of how Tenant's allocated share was computed. If assessed values for land and/or improvements are not available from the county assessor's office, then Tenant's allocated share of Taxes will be determined in the same manner as Tenant's Proportionate Share pursuant to Section 6.4.

      7.2 PAYMENT IN INSTALLMENTS. If the Taxes (including any special assessments or local improvement district assessments) are payable in installments, only installments coming due during the Term (including any Extended Terms) will be the responsibility of Tenant under this Lease. If either party's consent is required to cause the bonding of any assessment or to contest any taxes, the party will not unreasonably withhold or delay its consent upon request. Landlord warrants and represents to Tenant that, to the best of Landlord's knowledge, neither the Shopping Center nor the Premises are presently subject to any assessments, and to the best of Landlord's knowledge, there are no assessments presently contemplated to come into effect against the Shopping Center or the Premises during the Term of this Lease.

      7.3 RIGHT TO CONTEST. Tenant will be permitted to contest any levy of Taxes or any lien or other charge on the Premises claimed or asserted by any party other than Landlord, if a good faith dispute exists as to the amount or the obligation to pay. If the Premises are subjected to a lien as a result of nonpayment, Tenant shall provide to Landlord, upon its demand, such security or assurances reasonably acceptable to Landlord that Tenant can and will satisfy the lien before enforcement against the Premises.

      7.4   PERSONAL  PROPERTY TAXES.  Tenant shall  pay,  before
delinquency,  all  personal property taxes assessed  against  its
leasehold  improvements,  FF&E,  inventory  and  other   personal
property on the Premises.

      7.5 LIMITATION ON TAX INCREASES. [This Section has been intentionally deleted by the parties.]

8.   COMMON AREAS, FACILITIES AND SERVICES; OPERATING EXPENSES.

      8.1 INITIAL IMPROVEMENT OF PARKING AND OTHER AREAS. Landlord's responsibility with respect to the Premises will be to deliver the Premises as described in Sections 2.1 and 4, and will not include the need to do any improvements within the Premises or Shopping Center. Tenant will be responsible for improvement of parking and improvements within the Premises, including paving, curbs, sidewalks, lights, landscaping, pedestrian and parking areas, and related land and site improvements, in accordance with the requirements of this Lease and the attached EXHIBITS B AND C.

     8.2 INCLUSION OF ANY COMMON AREAS. Pursuant to the WalMart Agreements (as referenced below), Tenant and its agents, employees, customers and invitees shall have the reasonable nonexclusive right, in common with others within the Shopping Center, to use such landscape areas, sidewalks, accessways, roadways, and other common areas and facilities as may from time to time exist and be generally available to all occupants of the Shopping Center (the "COMMON AREAS") (subject to Tenant's right of exclusive use of the loading docks, entry and circulation space and any parking within the Premises). The parties recognize that Landlord is acquiring and will hold only the Premises and does not intend to acquire or own other portions of the Shopping Center, which are leased or owned by Wal-Mart and Sam's, and that Landlord's (and Tenant's) rights to use any
Common Areas are subject to the terms of, and as set forth in, the WalMart Agreements. Landlord agrees that it will: (i) not take any action to amend, waive or impair (or fail to take any action reasonably required to preserve) Tenant's rights of use under the WalMart Agreements, (ii) to the extent of Landlord's rights (if any) under the WalMart Agreements to require the same, will require that any work being done on the Common Areas will be performed in a good and workmanlike manner designed to minimize any interference with the enjoyment and use of the Common Areas; and (iii) to the extent of Landlord's rights (if any) under the WalMart Agreements to grant or deny consent to the same, will not consent to any such action to be undertaken if it would impair
access  to  the  Premises  from          North  Avenue,  Railroad
Avenue and Lake Street, or the visibility of the Premises or its signs from North Avenue, Railroad Avenue and Lake Street, or make the Premises less attractive or interfere in any way with Tenant's business in the Premises, cause additional structures to be constructed on top of the Premises, cause the relocation of the Premises or its access, or reduce, interfere, change the use of, or build or construct any improvements (temporary or permanent) upon the Premises or within the fifteen (15) spaces on the Wal-Mart Property that Tenant is entitled to use for parking pursuant to the WalMart Agreements, or reduce the parking ratio of the Shopping Center below the current parking ratio.

       Notwithstanding the foregoing, Landlord will NOT be responsible for enforcing the WalMart Agreements and may satisfy its obligations under the foregoing sentence by doing the following: (i) if any matter under the WalMart Agreement requires Landlord's consent or approval or other action or WalMart of Sam's otherwise request such consent, approval or action, Landlord will promptly forward to Tenant the information in Landlord's possession showing the matter requiring such consent, approval or other action; (ii) if Tenant approves or disapproves the matter or otherwise notifies Landlord in writing after receipt of such matter as to the action that Tenant wants Landlord (or the third party requesting such consent, approval or other action) to take, Landlord will promptly forward a copy of Tenant's letter or notice to the third party and state that such letter states Landlord's response to the matter; and (iii) in furtherance of the foregoing, Landlord hereby grants to Tenant a power of attorney, coupled with an interest, to deliver notices in response to requests for consent or approval or other action, in Landlord's name, place and stead but solely at Tenant's (NOT Landlord's) expense, which will be binding on Landlord as to matters that concern (or are restricted under) the WalMart Agreements or any matter restricted under this Section 8.2; PROVIDED, that (a) Landlord's reasonable approval will be required, and Tenant agrees that it will not utilize such power of attorney, during any period in which Tenant is in default under this Lease (after expiration of applicable notice and/or grace periods); (b) Tenant will promptly forward a copy to Landlord of any such notice or other action under which Tenant uses such power of attorney; and (c) Tenant will obtain Landlord's approval of any Material Financial Obligation (as defined below) that might be binding on the Premises.

      Landlord will NOT in any event be required to approve, nor will Tenant use its power of attorney to agree to, any work or financial obligation exceeding six (6) months' Minimum Rent under this Lease (a "MATERIAL FINANCIAL OBLIGATION") which would, if not paid by Tenant, constitute a lien against the Premises that would be binding on the Premises notwithstanding any expiration or other termination of this Lease, and is not payable by Tenant in a single assessment or over a period not exceeding twelve (12) months.

      Subject to Tenant's ability to obtain governmental permits and approvals and subject to any required consents from Wal-Mart and Sam's, Landlord approves the conceptual drawings or preliminary site plan attached hereto as EXHIBIT B, including the buildable areas, parking lot layouts, receiving areas and parking ratios presently existing within the Shopping Center.

      8.3   PRESERVATION  OF PARKING.  Pursuant  to  the  WalMart
Agreements, Tenant will have the exclusive right of use of all parking developed within the Premises, and will have the right of use (on a "first come, first served" basis) of fifteen parking spaces within the WalMart Property.

       8.4 DEFINITION OF "OPERATING EXPENSES." The term "OPERATING EXPENSES" as used herein shall mean costs and expenses in operating, cleaning, equipping, protecting, lighting, heating, air conditioning, insuring, repairing and maintaining the Common Areas of the Shopping Center, if any, to the extent allocable to the Premises pursuant to the WalMart Agreements or any other encumbrance on the Premises approved by Tenant.

      8.5 PAYMENT OF TENANT'S SHARE OF OPERATING EXPENSES. Tenant agrees to pay, as Additional Rent subject to Sections 8.6 and 8.7 below, the Operating Expenses allocable to the Premises during the Term and any extension thereof ("TENANT'S SHOPPING CENTER EXPENSE"). Landlord will promptly deliver to Tenant all budgets, invoices and other communications of any kind concerning any Operating Expenses, or at Tenant's option, will require third parties to deliver such budgets, invoices and other communications directly to Tenant.

      8.6   LIMITATIONS  ON TENANT'S SHARE OF OPERATING  EXPENSE.
[This Section has been intentionally deleted by the parties.]

     8.7 TENANT'S RIGHT TO ASSUME DUTIES. [This Section has been intentionally deleted by the parties.]

      8.8 TENANT'S EXAMINATION OR AUDIT OF CHARGES. No payment by Tenant with respect to Taxes or Tenant's Shopping Center Expense shall derogate Tenant's rights to request documentation and to examine or audit the books and records of Landlord, if any, kept in connection with the Taxes and Operating Expenses. Landlord agrees to make such books and records available to Tenant. If any such examination or audit shows that Taxes paid to Landlord or Tenant's Shopping Center Expense has been overstated by more than three percent (3%), Landlord shall immediately pay to Tenant the reasonable cost of such examination or audit, and in any event shall remit the total amount of such overstatement.

9. UTILITIES. All utilities (including, without limitation, gas, water, telephone, and electricity) shall be separately metered to the Premises. Tenant shall pay all utility charges for utilities to the Premises from and after the Commencement Date.

10.   ADVERTISING; PROMOTION; HANDBILLS.  Nothing in  this  Lease shall require Tenant to: (i) participate in any joint advertising or promotional event; (ii) become a member of any merchants association or promotion fund concerning the Shopping Center; or (iii) contribute any funds whatsoever to any such merchant's association or promotional fund.

11.    USE   OF   THE  PREMISES;  TENANT'S  LIMITED   EXCLUSIVITY
COMMITMENT.

      11.1 TENANT'S PERMITTED USE. The Premises shall be used as a restaurant, which may, at the option of Tenant and subject to applicable laws and governmental regulation, serve alcohol. Tenant shall conduct its business at the Premises under the trade name "Old Country Buffet," "HomeTown Buffet" or any other name used by Tenant for its restaurants; except in instances of a permitted assignment or sublease, or upon the written consent of Landlord, which consent shall not be unreasonably withheld or unduly delayed. Landlord represents and warrants that, to the best of Landlord's information and knowledge, Tenant's use of the Premises in no way conflicts with the uses of, or agreements with, other tenants/occupants in the Shopping Center. Tenant will not, however, use, or permit the use of, the Premises for a tavern or bar (defined as any establishment that derives more than fifty percent (50%) of its gross revenue in any year from the sale of alcoholic beverages), dance hall, adult book store, movie theater, bowling alley, discount rack shoe store, automotive maintenance facility engaged in quick lube/oil changes, or any other business whose principal revenues (i.e., more than 50% of gross revenues in any year) are from the sale of alcoholic beverages, amusement or non-restaurant related entertainment (PROVIDED, that this restriction will not be deemed applicable to a sit-down restaurant where alcoholic beverages and entertainment are secondary to the primary restaurant operation, such as "TGI Friday's" or "Damon's - The Place for Ribs" and similar operations).

      11.2 APPURTENANT RIGHTS. Subject to any limitations in or the provisions of the WalMart Agreements or any other encumbrance on the Premises approved by Tenant, if applicable to Tenant's rights of use, the parties agree that Tenant's rights of use under this Lease, which are appurtenant to Tenant's leasehold estate and included in this Lease, include, without limitation, the following: (i) full and unimpaired access to the Premises, which rights of access are at the two (2) points shown (or to be shown) on the Site Plan attached as Exhibit B and are directly onto publicly dedicated streets which have been accepted for maintenance by the City/County/State; (ii) the rights of exclusive use of any parking spaces within Tenant's Premises for Tenant's customers, invitees and employees; (iii) the rights of exclusive use of the loading docks, entry, and circulation space within Tenant's Premises for Tenant's use; (iv) the rights of access to light and air and nonexclusive rights to use all public and private utility lines serving the Premises; and (v) the rights of nonexclusive use of any Common Areas in the Shopping Center.

      11.3 No Exclusivity; Unapproved Uses. Landlord does not own any other portion of the Shopping Center and does not promise or commit that there will not be other uses in the Shopping Center that may compete with Tenant's business. In the event that Landlord acquired other portions of the Shopping Center (in addition to the Premises) or at any point any other party requests Landlord's consent or approval for the operation within the Shopping Center of another buffet-style restaurant, or a cafeteria or cafeteria-style restaurant or a family-style restaurant, or so-called "home-meal replacement" business (such as by way of example and not in limitation, the type of food operation operated by Boston Chicken, Inc./Boston Market, Cracker Barrel Corner Market, Eatzi's, and/or Kenny Rogers Roasters), or the operation of a salad bar(s) or buffet(s) at other facilities within the Shopping Center whose primary marketing orientation is not that of a buffet-style, cafeteria or cafeteria-style restaurant, or (with respect to any portion of the Shopping Center within 400 feet of the front entrance of the Premises) as a child-oriented play/amusement center (such as, by way of example and not in limitation, the type of centers presently operated by Discovery Zone, Leaps & Bounds or Fandangles), or an establishment serving alcohol, a theater, or a health club (the "UNAPPROVED USES"), Landlord will not consent to or approve any such Unapproved Use and grants a power of attorney to Tenant, on the same basis and subject to the same conditions as stated in
Section 8.2, to consent or deny consent or approval or take other actions, at Tenant's expense, in response to any requested action of Landlord from third parties with respect to any such Unapproved Use.

12.  MAINTENANCE AND REPAIR OF PREMISES; ALTERATIONS AND SIGNS.

      12.1 REPAIRS AND MAINTENANCE. Tenant shall keep (or cause to be kept) the Premises and the Building and all improvements within the Premises at all times in a neat, clean, and sanitary condition, reasonably keep (or cause to be kept) the glass of all windows and doors clean and presentable, and reasonably keep (or cause to be kept) such Building in a good state of repair. Tenant will reasonably maintain and repair the walls, roof and other structural components and building systems of the Building and will be responsible for repair and maintenance of the interior portion of the Building and all painting, exposed electrical, plumbing and other utility systems, doors, glass and all of Tenant's personal property. Tenant shall reasonably keep (or cause to be kept) the outside doors and their closure apparatus and mechanisms in good condition, replace all cracked or broken glass, and reasonably protect the sprinkler system and all pipes and drains so that they will not freeze or become clogged. Tenant shall also reasonably maintain, operate and repair the utility systems within the Building, including the cost of connection to the utility distribution systems. Tenant will keep its entrances to the Building free from snow and ice.

      12.2 ALTERATIONS. Tenant may install signs, machinery and personal property and make such alterations and improvements to the Building (after its construction) as Tenant may deem advisable; PROVIDED, that Tenant will obtain Landlord's reasonable approval of any major structural alteration that would diminish the value or utility of the Premises or conflict with, or require approval under, the WalMart Agreements. Structural additions and structural improvements (excluding Tenant's own FF&E, signs and other personal property) shall at once become a part of the realty and upon expiration or termination of this Lease shall belong to Landlord and shall be surrendered with the Premises, EXCEPT as otherwise approved in writing by Landlord. All alterations and improvements shall be made in a good and workmanlike manner and in compliance with applicable laws and ordinances, including the limitations imposed by local building laws and governmental requirements.

      12.3 SIGNS. Tenant may, in its discretion and subject to applicable laws and ordinances and subject to the need to obtain approval from Sam's, install and maintain its standard sign on
the                   architecturally                   prominent
front sign band and side of the Premises with individually illuminated letters of at least forty-eight (48") inches in height (excluding ascending and descending character elements). Tenant is not being granted, by this Lease, any right to place signage on the Shopping Center pylon sign (which belongs solely to Wal-Mart). Tenant shall have the right to apply to the City for Tenant's own pylon sign, to be located in a location approved by Wal-Mart pursuant to the WalMart Agreements; the parties anticipate that such pylon sign will be in the location and be as described in the drawings attached as EXHIBIT I, but any change in such location or such sign that is approved both by the City and by Wal-Mart will not require further approval from Landlord. Subject to City approval, Tenant may hang professionally prepared "coming soon" and "now open" banners on the front and side of the Building within sixty (60) days before and after its opening for business and/or erect a temporary street monument within the Premises. Subject to the need to obtain City approval and Sam's approval (and/or Wal-Mart approval, if required under the Wal-Mart Agreements), Tenant will be allowed maximum signage permitted by applicable law

13.  INSURANCE; RESTORATION OF DAMAGE.

      13.1 TENANT'S INSURANCE. Tenant agrees to purchase, in advance, and to carry in full force and effect during the Term of this Lease and any extension thereof, at its sole expense, the following insurance:

                     (i)  Property insurance against loss by fire
               and other hazards covered by the so-called "all-risk" or "special form" policy, on a replacement cost basis and in an amount sufficient to avoid application of any co-insurance clause, covering the Building.

                     (ii)  Commercial general liability insurance
               (on an Insurance Services Office form or equivalent) covering all acts of Tenant, its employees, agents, representatives and guests on or about the Premises, in a combined single limit amount of not less than Three Million and No/100 Dollars ($3,000,000.00), which policy shall include, but not be limited to, coverage for Bodily Injury, Property Damage, Personal Liability and Contractual Liability (applying to this Lease).

                     (iii)   Such  property insurance on Tenant's
               own FF&E, inventory and other personal property of Tenant as Tenant determines to be appropriate.

                      (iv)   In  the event Tenant serves  alcohol
               on the Premises, so-called "dramshop" insurance in an amount consistent with industry standards.

      Tenant may self insure with respect to plate glass. Where applicable, Tenant may maintain reasonable deductibles on the insurance required by this Section 13.1. All of Tenant's insurance required to be furnished pursuant to Section 13.1(ii) shall name Landlord as an additional insured to the extent of Tenant's indemnification obligations set forth in Section 14.1.
So long as Tenant (and/or the Guarantor, Buffets, Inc., which may be providing the insurance coverages required under this Lease for the benefit of Landlord and Tenant) maintains a net worth of at least $100,000,000, Tenant will not be required to name Landlord as an additional insured on Tenant's property/casualty insurance covering the Building (PROVIDED, that the property/casualty policy permits Tenant to waive subrogation, as provided by this Lease), nor will Tenant be required to name Landlord as loss payee on Tenant's property/casualty insurance covering the Building. If at any time such net worth if less than $100,000,000 or the policy does not permit Tenant to waive subrogation, then Tenant shall name Landlord as an additional insured on such property/casualty insurance covering the Building. If at any time such net worth is less than
$100,000,000, then the loss payee on such property/casualty coverage on the Building will be "Landlord and Tenant, as their respective interests may appear." Tenant's property/casualty coverage on the Building will cover the entire Building and be maintained by Tenant throughout the Lease term, for the benefit of both Landlord's and Tenant's interests therein. Tenant's coverages will be primary (and any coverage maintained by Landlord will be secondary and solely for Landlord's benefit, if Landlord elects to maintain any coverages). All of Tenant's insurance shall provide for thirty (30) days written notice to Landlord prior to cancellation or non-renewal. Certificates of all such insurance shall be delivered to Landlord at least thirty
(30) days prior to the termination date of any existing policy and upon written request by Landlord. If Tenant fails to comply with the requests of this Section 13, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect and Tenant shall pay Landlord the premium therefor upon demand until such time that Tenant conforms with its insurance requirements set forth above.

       13.2   LANDLORD'S  INSURANCE.  [This  Section   has   been
intentionally  deleted.   There is no insurance  required  to  be
maintained by Landlord.]

      13.3 GENERAL INSURANCE REQUIREMENTS. If any insurance required hereunder ceases to be available, or is available on terms so unacceptable that prudent landlords or tenants, as the case may be, generally do not carry such insurance, then in lieu of such insurance the pertinent party may carry the most comparable insurance which is available and generally carried by prudent parties. All policies of insurance required under this
Article 13 may be in the form of blanket or umbrella policies. Further, all insurance required hereunder shall be issued by financially responsible insurers. An insurer with a current A.M. Best Company rating of at least A:VII shall be conclusively deemed to be acceptable.

      13.4 RESTORATION OF DAMAGE TO THE BUILDING. Subject to the provisions of the following paragraph, in the event of any casualty to the Building on the Premises, Tenant shall use the insurance proceeds to alter, repair, demolish, construct new improvements on, restore or replace the damaged or destroyed Building, as Tenant may elect in its discretion. Costs of restoration will not exceed the net insurance proceeds available. The Minimum Rent shall not be abated. If fire or other casualty during the last three (3) years of the Term or during any Extended Term causes damage to the Building in an amount exceeding twenty percent (20%) of its full construction-replacement cost, Tenant may elect to terminate this Lease by giving written notice of such termination to Landlord within sixty (60) days following the date of damage, in which case any insurance proceeds (plus any deductible or self-insured amount) shall be paid to Landlord.

      The proceeds of Tenant's property/casualty insurance on the Building and improvements which by the terms of this Lease would revert to Landlord on expiration or other termination of this Lease (excluding Tenant's FF&E and other items that Tenant is permitted to remove pursuant to this Lease) that are payable on account of the casualty (plus the amount of any deductible or self-insured retention level, which will be paid by Tenant) will be the "Restoration Fund." Reconstruction may include reconstruction of the improvements and/or demolition, alteration and construction by Tenant of additional improvements and other alterations of the Premises, to be approved by Landlord pursuant to this Lease, to the extent appropriate to permit continuation of Tenant's business operation on the Premises. The Restoration Fund will be made available to pay the costs of such. So long as Tenant is not then in default under this Lease, Tenant will not be required to obtain Landlord's approval as to Tenant's settlement with its insurer of the casualty claim, but Tenant will keep Landlord informed as to the status of settlement of the claim for any casualty to the Building and/or improvements. HOWEVER, IF THE COST OF RESTORATION OF THE CASUALTY WOULD EXCEED FIVE PERCENT (5%) OF THE THEN REPLACEMENT COST OF THE BUILDING, then Tenant agrees that the entire Restoration Fund will treated as escrowed funds and shall be deposited at a neutral depository account at a financial institution selected by Tenant and reasonably acceptable to Landlord (the "DEPOSITORY ACCOUNT"). Draws from the Depository Account may be made only with the reasonable written consent of Landlord and shall be handled in the same manner as construction draws on a construction loan. Tenant will submit plans, obtain Landlord approvals of the work, and otherwise comply with all provisions of this Lease in connection with the performance of the restoration work. Draws from the Depository Account will be subject to a 10 percent holdback until completion of the work.

           Tenant will not be required to incur costs for the restoration in excess of the Restoration Fund proceeds, but will cause the Building and improvements, to the extent feasible, to be restored: (i) to a complete architectural unit, (ii) in condition appropriate to permit continuation of business operation, and (iii) substantially the same value and utility as immediately before the casualty, to the extent feasible (taking into consideration, among other matters, the amount of the Restoration Fund).


      13.5 WAIVER OF CLAIMS AND SUBROGATION. Notwithstanding any other provision in this Lease to the contrary, to the extent possible without invalidating or decreasing the coverage under their respective insurance policies, Landlord and Tenant hereby release one another from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the extent covered by the policies of insurance required to be maintained hereunder or under any other policies of insurance actually maintained by the party (whichever is applicable), even if such loss or damage has been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, which loss or damage: (i) is caused by a peril required by this Lease to be covered by the insurance of the party incurring the loss; or (ii) if insured for a greater amount than required, to the extent of the recovery under any property insurance policy covering the party incurring the loss. Each party, to the extent applicable, shall apply to their insurers to obtain such waivers, to the extent necessary, and each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

14.  INDEMNIFICATION BY PARTIES.

      14.1 INDEMNIFICATION BY TENANT. Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless against any and all claims, actions, damages, liability, causes of action, judgments, liens, costs and expenses in connection with injury or loss of life to person, or damage to property, arising out of the use, occupancy or operation of Tenant's business in the Premises or the condition of the Premises or any breach or default by Tenant in the performance of any term of this Lease on Tenant's part to be performed or any inaction or action of Tenant, its agents, concessionaires, contractors, employees or licensees in or about the Premises. In the event Landlord shall be made a party to any litigation or proceeding commenced by or against Tenant (except with respect to suits or litigation commenced by Tenant against Landlord as a result of a breach of this Lease by Landlord), then Tenant shall protect and hold Landlord harmless and shall pay all costs and expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation or proceeding and shall satisfy any judgment or fines that may be entered against Landlord in such litigation or proceeding.

       14.2 INDEMNIFICATION BY LANDLORD. Subject to the limitations stated below, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless against any and all claims, actions, damages, liability, causes of action, judgments, liens, costs and expenses in connection with injury or loss of life to person, or damage to property, arising out of the use, occupancy or operation of the Landlord's business in or about the Premises or the condition of the Premises or any breach or default by Landlord in the performance of any term of this Lease on Landlord's part to be performed or any inaction or action of Landlord, its agents, concessionaires, contractors, employees or licensees in or about the Premises. In the event Tenant shall be made a party to any litigation or proceeding commenced by or against Landlord (except with respect to suits or litigation commenced by Landlord against Tenant as a result of a breach of this Lease by Tenant), then Landlord shall protect and hold Tenant harmless and shall pay all costs and expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation or proceeding and shall satisfy any judgment or fines that may be entered against Tenant in such litigation or proceeding.

      Landlord shall NOT be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Landlord, its agents, servants or employees.

15.  ESTOPPEL, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

      15.1 ESTOPPEL CERTIFICATES. Upon twenty (20) days' prior notice of the request, either party will execute, acknowledge and deliver to the other party a certificate stating: (a) that this Lease is unmodified, amended and/or supplemented and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which rent and other sums payable hereunder have been paid, and (c) either that to the knowledge of the party no default exists under this Lease or specifying each such default that exists under this Lease or specifying each such default of which the party has knowledge. Any such certificate may be relied upon as to the facts stated therein by any actual or prospective mortgagee or purchaser of the Premises from Landlord or any actual or prospective sublessee or assignee of Tenant's interest in this Lease in connection with one of the transactions permitted or approved under Article 16. A party shall not be obligated to update any certificate once delivered (other than in response to a request of execution of a new estoppel certificate).

     15.2 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Provided that Tenant's use and occupancy of the Premises shall not be disturbed and all of Tenant's other rights under this Lease are fully recognized (unless Tenant's right of possession under this Lease shall have been terminated in accordance with the provisions of this Lease), Tenant agrees that, upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust to any bank, insurance company or other institutional lender, now or hereafter in force against the Premises or Shopping Center, and to all advances made or hereafter to be made upon the security thereto; PROVIDED, that Tenant's subordination shall apply to the extent that the party who receives the benefit of the subordination (the "LENDER") enters into or approves a written agreement stating that Tenant's right to quiet possession pursuant to this Lease shall not be disturbed by such party so long as Tenant pays the rent and observes and performs all of the provisions of this Lease and that the lender will be bound by the leasehold mortgagee protection described in Section 20.23 below.

     In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust or other lien made by Landlord covering the Premises, Tenant shall attorn to the Lender or other purchaser upon any such foreclosure or sale and recognize such Lender or other purchaser as the Landlord under this Lease.

     At the time Landlord acquires the fee title to the Premises, Landlord will cause any Lender that may provide financing to Landlord for such acquisition to record its lien interest subject to and after recordation of the memorandum of lease evidencing this Lease, so that this Lease will not be subject to termination in the event of foreclosure or a deed-in-lieu of foreclosure under Lender's loan instruments. If required by the Lender, Tenant will enter into a subordination, non-disturbance and attornment agreement with the Lender (an "SNDA"). As between Landlord and Tenant, the parties approve the form of SNDA attached as Exhibit G; however, if the Lender requires that the SNDA be on Lender's form, Tenant will not unreasonably withhold approval of any commercially reasonable SNDA form of the Lender, so long as it is with an institutional lender and the SNDA form of such Lender does not materially modify or impair the rights and entitlements under this Lease, change Tenant's rights to rebuild and to continue this Lease following condemnation or casualty, or otherwise materially and detrimentally alter the approved format of the SNDA as attached hereto. Landlord will use reasonable efforts to obtain the Lender's approval of the attached SNDA. Landlord shall similarly provide Tenant with executed SNDA's from any and all future mortgagees, holders of deeds of trust, and any other parties holding an interest in the Premises, no later than the date said parties obtain such an interest. Tenant may waive these conditions precedent upon written notice to Landlord, although no other action by Tenant short of such notice shall be deemed an implied waiver of Tenant's privileges hereunder.

16.  ASSIGNMENT AND SUBLETTING.

     16.1 RESTRICTIONS ON TRANSFER. Except as otherwise provided below, Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein or sublease the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the following conditions are satisfied: (i) Tenant affirms to Landlord in writing Tenant's liability under this Lease and acknowledges that it is not being released from liability hereunder (unless the express terms of Section 16.3 below are satisfied for such release), and (ii) Tenant provides to Landlord a written confirmation that Tenant is not aware of any defaults or events of default outstanding in the performance by Landlord of the terms of this Lease and/or any other known outstanding offsets, setoffs, abatements of rent, or defenses by Tenant to the enforcement of this Lease or payment of rent under this Lease, to which Tenant may be entitled under any terms of this Lease, OTHER THAN as may be stated in Tenant's written confirmation. Any assignment or other transfer without such consent shall, at the option of Landlord, constitute a default under this Lease.

      Notwithstanding anything contained herein to the contrary, Tenant may, without the necessity of the consent of Landlord or the need to provide the affirmation and confirmation referenced above as a condition to any of the following events, at any time assign, sublease or otherwise transfer this Lease or any portion thereof to: any parent, subsidiary or affiliate corporation or entity; any corporation resulting from the consolidation or merger of Tenant into or with any other entity; any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or all or substantially all of Tenant's physical assets; or any person, firm, entity or corporation acquiring at least ten (10) of Tenant's restaurants nationally (hereinafter, a "PERMITTED TRANSFER"). Such transactions will be treated as Permitted Transfers for which Landlord's consent is not required; PROVIDED, however, promptly following any such assignment, Tenant shall notify Landlord in writing of the assignment, including a description of the transaction and the identity of the assignee. Notwithstanding the foregoing, no provision of this Lease will be construed to require Tenant to obtain Landlord's consent for any financing of or on Tenant's leasehold estate or FF&E or require consent for (or to notify Landlord with respect to) any transfer of Tenant's stock. As used herein, the expression "AFFILIATE CORPORATION OR ENTITY" means a person or business entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by or is under control with Tenant. The word "CONTROL" means the right and power, direct or indirect, to direct or cause the direction of the management and policies of a person or business entity, corporation or otherwise. No Permitted Transfer will constitute a release of liability.

      16.2 REASON FOR ANY DISAPPROVAL GIVEN. If Tenant follows the procedures in Section 16.1 for seeking Landlord's consent and Landlord does not approve the request, Landlord will give Tenant a written statement specifying the particular reasons why the proposed transfer and transferee were not reasonably acceptable to Landlord and any steps required to be taken by Tenant (if applicable) to obtain Landlord's consent, and at least thirty
(30) days for Tenant to comply with such requirements or take other appropriate action with respect to Landlord's refusal to grant consent.

      16.3 CONSENT GENERALLY. The giving of consent in one instance shall not preclude the need for Tenant to obtain Landlord's consent to further transfers. No changes in the rent or economic terms of this Lease will be required of Tenant as a condition of Landlord's consent. In the event that Tenant, with or without the previous consent of Landlord, does assign or in any manner transfer this Lease or any estate or interest therein or sublease the Premises, Tenant shall not be released from any of its obligations under this Lease. Landlord's consent to any of the foregoing shall not release or waive the prohibition against them thereafter or constitute a consent to any other assignment, transfer or sublease.

      16.4 SUBLEASE TO OPERATING COMPANY. Landlord and Tenant hereby acknowledge and agree that effective on the Commencement Date (or at any time thereafter), Tenant may sublease the entire Premises to, at Tenant's election, OCB Restaurant Co., HomeTown Buffet, Inc., or Buffets, Inc., all of which are affiliated corporations of Tenant.

17.  CONDEMNATION.

       17.1 SUBSTANTIAL TAKING. If the entire Premises is condemned, or if such a substantial portion of the Premises, means of access or adjacent roadway is taken which renders the Premises reasonably unusable for Tenant's business operations, then this Lease shall terminate as of the date upon which possession is taken by the condemning authority. The net condemnation proceeds shall be divided between Landlord and Tenant in proportion to the value of their respective interests in the Premises and Building immediately prior to the termination of this Lease. The "value" of Landlord's interest in the Premises and Building, for purposes of this Lease, will include, for this purpose, the value of Landlord's percentage interest in the Building acquired pursuant to the terms of Section 19.2, and the value of Landlord's reversionary interest in the Building. Landlord shall have the right to offset any amounts in default that Tenant owes Landlord pursuant to this Lease against any proceeds payable to Tenant under this paragraph. The "value" of Tenant's interest in the Premises and Building, for purposes of this Lease, will include, for this purpose, the value of Tenant's percentage interest in the Building pursuant to the terms of
Section 19.2. Tenant will also be entitled to receive and retain any separate award attributable to the taking of Tenant's FF&E, moving expenses, severance damages, and any other award that may be separately available from the condemning authority and that does not diminish the award for the Building.

      17.2 PARTIAL TAKING. In the event of a partial taking by condemnation of the Premises, means of access or roadway as described above, and Section 17.1 does not apply, the net condemnation proceeds shall be made available to Tenant to make necessary repairs and alterations to the Premises and Building (as appropriate) so as to permit Tenant to continue its operations and to restore the Premises and Building or other property not so taken. Minimum Rent shall be abated during the period of restoration to the extent the Premises and Building are not reasonably usable for Tenant's use; provided, that the period of abatement shall not exceed twelve (12) months. Costs of restoration will not exceed the net condemnation proceeds available. Any net condemnation proceeds from the taking which are not used to repair, alter and restore the Premises and Building shall belong to Landlord (the "RETAINED AWARD"). After restoration, the Minimum Rent shall be reduced for the remainder of the Term by an amount determined by multiplying the Minimum Rent by a fraction, the numerator of which is the amount of the Retained Award so paid to Landlord and the denominator of which
is  $       [the agreed value and purchase price for the Premises
that Landlord is paying to acquire it, prior to the commencement of this Lease].

      17.3 ARBITRATION PROCEDURE. If the parties cannot agree upon the adjustment to Minimum Rent pursuant to Section 17.2, either party may request that the fair market rental values be determined by arbitration. The arbitration will be by three arbitrators, with the arbitrators' fee divided equally between the parties. Landlord and Tenant will each select as arbitrator an independent Realtor-appraiser having knowledge with respect to commercial shopping center real estate values and practices in the geographic area in which the Shopping Center is situated, and the two arbitrators shall select a third arbitrator having the above qualifications. The arbitrators will be instructed to determine the fair market rental value of the Premises before and after the condemnation. The arbitration shall be conducted according to the procedures of the arbitration statutes of the State in which the Shopping Center is located, and the award shall have the effect provided therein.

      17.4 TRANSFER IN LIEU OF CONDEMNATION. Sale of property to a purchaser with the power of eminent domain in the face of a threat or the probability of the exercise of the power shall be treated as a taking by condemnation.

18.  DEFAULT.

     18.1 TENANT'S DEFAULT. If Tenant defaults in the payment of Minimum Rent, Percentage Rent or any Additional Rent or other charge payable by Tenant and Tenant does not cure such default within fifteen (15) days after written notice thereof shall have been given to Tenant (provided, that if Landlord has already given two (2) such notices within the twelve (12) month period immediately prior to the event of default, then for the remainder of the 12-month period, only five (5) days notice will be required); or if Tenant defaults in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written notice is given to Tenant (or such longer period as may be necessary to cure such default so long as Tenant begins correction of the default within the thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable); then Tenant shall be in default under this Lease.

      Upon  such default, Landlord may elect, upon at  least  ten
(10) days prior written notice of its intention to do so, if the default is not cured within such ten (10) day period, to terminate  this  Lease  or, without terminating  this  Lease,  to terminate Tenant's right to possession of the Premises. In addition to any other rights and remedies Landlord may have by law or otherwise (other than related to any right of acceleration of rent, which Landlord specifically waives), Landlord shall have the right of re-entry and may remove all persons and property from the Premises. Landlord's entry upon and taking possession of the Premises shall not in any way terminate this Lease or release the Tenant in whole or in part from Tenant's obligation to pay the Minimum Rent and Additional Rent hereunder for the then current Term or discharge Tenant from any loss or damage sustained by Landlord on account of Tenant's breach of the Lease, unless Landlord elects in writing to terminate the Lease.

     Upon Landlord's re-entering the Premises, Landlord shall use reasonable efforts to relet all or any part of the Premises for such term or terms and at such rental or rentals as Landlord, in the exercise of Landlord's reasonable discretion, may deem advisable. Upon such reletting, all rent and other sums received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and the reasonable costs of alterations and repairs undertaken for such reletting; third to the payment of rent and other charges due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in the payment of future amounts that become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during such month by Tenant hereunder, Tenant shall pay such deficiency immediately to
Landlord.     Notwithstanding   any   such   reletting    without
termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

     Tenant shall pay all damages Landlord may incur by reason of Tenant's default, including (without limitation) reasonable costs and attorneys' fees.

      Landlord may, but shall not be obligated to, cure at any time upon reasonable notice to Tenant (but not less than thirty
(30) days unless an emergency), any default by Tenant under this Lease and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing the default, together with interest thereon at the annual rate of two percent (2%) over the rate then announced by Chase Manhattan Bank as its base or prime rate from the date of such payment by Landlord shall be payable as Additional Rent to the Landlord and the Landlord shall have in the event of the nonpayment thereof the same rights as in the case of default by Tenant in the payment of rent. If it shall be unlawful to charge Tenant the aforesaid interest rate, then in such event the interest rate shall be the highest rate per annum allowed by law.

      No consent or waiver, express or implied by Landlord to any breach of any term of this Lease on the part of the Tenant shall be construed as a consent or waiver of any other breach of the same or any term, unless in writing signed by Landlord.

      18.2 LANDLORD'S DEFAULT. In the event Landlord fails to perform its responsibilities pursuant to this Lease, Tenant's notice as to Landlord's nonperformance will be sent simultaneously to Landlord and any mortgagee of Landlord which has requested such notice, provided such mortgagee has first provided Tenant with a non-disturbance agreement consistent with
Section 15.2. Landlord will be in default under this Lease if Landlord fails to cause such responsibilities to be fully performed within thirty (30) days (48 hours in the event of an emergency) after written notice by Tenant to Landlord specifying the nature of the default with reasonable particularity. If a non-emergency default is of such a nature that it cannot be remedied fully within the thirty (30) day period, this requirement shall be satisfied if Landlord begins correction of the default within the thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable. Tenant shall not have the right to terminate this Lease as a result of Landlord's default. In the event of such default, Tenant shall have all remedies available under law for breach of contract, including (without limitation) the right of specific performance. In addition, Tenant may elect in its discretion to perform the required action or take corrective action reasonably required to cure the default if it pertains to the Premises, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such action, together with reasonable and necessary costs and disbursements and interest, on the same basis as described in
Section 18.1, and such amounts may be deducted from the rent thereafter to become due under this Lease, after at least twenty
(20) days' written notice to Landlord (and its mortgagee) as to the costs so incurred.

      Any mortgagee of Landlord which has notified Tenant of its address in the manner provided for notices in this Lease will have the right to cure Landlord's defaults under this Section. The cure period will commence on notice to such mortgagee of the default and extend for a period ending twenty (20) days after the end of the time period for Landlord to cure a default. In this connection, any representative of the mortgagee or beneficiary shall have the right to enter upon the Premises for the purpose of curing Landlord's default.

19.  WARRANTY OF QUIET ENJOYMENT; SURRENDER OF PREMISES; HOLDOVER
TENANCY.

      19.1 WARRANTY OF QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided and upon the observance and performance of all other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall quietly enjoy the Premises without hindrance or interruption by Landlord or anyone claiming by, through or under Landlord. Landlord represents and warrants that, on the Commencement Date, each of the following will be true: (i) Landlord shall have good and marketable fee title to the Premises, subject to matters of record; (ii) the Premises shall not subject to the lien of any deed of trust, mortgage or other similar encumbering instrument, except for any that are recorded after (and are subject to) this Lease (or memorandum thereof); (iii) Landlord has the full and unencumbered power, right and authority to make this Lease for the Term hereof; and (iv) subject to matters of record, Landlord will put Tenant into complete and exclusive possession of the Premises free from all orders, restrictions, covenants, agreements, leases, easements, laws, codes, ordinances, regulations or decrees which would, in any way, prevent or inhibit the use of the Premises by Tenant as provided in this Lease, prevent or restrict the use of the access roads and passageways of the Shopping Center by Tenant, its agents, employees or invitees, or limit ingress and egress to and from North Avenue, Railroad Avenue and Lake Street, other than the WalMart Agreements and any other encumbrances on the Premises approved by Tenant, and (v) the Premises will, at the time of Notice of Tender by Landlord, have all necessary governmental approvals to be a separate legal lot.

     19.2 OWNERSHIP OF BUILDING; SURRENDER OF PREMISES BY TENANT. The parties intend and agree that the Construction Allowance being provided by Landlord pursuant to the attached Exhibit C (the "CONSTRUCTION ALLOWANCE") is being advanced solely to pay for part of the construction costs of improvements that will be deemed realty under Illinois law and be owned by Landlord. In furtherance thereof, Landlord will be deemed to be an owner of an undivided interest in the Building that is proportionate to its proportionate share of the total construction costs of the initial construction of the Building, which shall be and remain realty and part of the Premises that Landlord owns and leases to Tenant pursuant to this Lease. Notwithstanding such part ownership, Tenant (and not Landlord) will be solely responsible throughout the Term of this Lease for maintaining the Building, maintaining insurance thereon and paying the costs and expenses attributable to the Building.

      Upon completion of construction, Tenant will provide to Landlord a certified statement of the total construction costs for the Building, and a calculation that shows Landlord's proportionate share of such total construction costs and Landlord's proportionate interest in the Building for purposes of this Lease. If desired by Landlord or any accountant to either party, Tenant and Landlord will execute a bill of sale or other instrument reasonably required to confirm the parties' respective interest in the Building. Upon request, Tenant will provide or make available to Landlord, for its examination, such back-up information on construction costs as Landlord may reasonably require to verify Tenant's statements and calculations. The "BUILDING" for these purposes will not include any of Tenant's identification signage, FF&E and personal property that Tenant may be entitled to remove on the expiration or earlier termination of this Lease (which will be owned solely by Tenant and removed by it upon such expiration or termination).

      Subject to the provisions set forth in this paragraph, upon expiration or termination of this Lease, Landlord shall, at no charge to Landlord, become the owner of and have Tenant's reversionary interest in the Building and all improvements of Tenant which have become part of the real property. Tenant shall surrender the Premises to Landlord in good repair, operating condition, working order and appearance, subject to reasonable wear and tear and (to the extent provided herein for termination after casualty) damage by fire and other casualty. Depreciation and wear from ordinary use need not be restored, but all repairs for which Tenant is responsible will be completed to the latest practical date prior to such surrender. If this Lease is terminated in connection with a casualty, Tenant will assign to Landlord the entire insurance proceeds pertaining to the Building and improvements that revert to Landlord. Tenant shall promptly remove all of its own identification signage, inventory, FF&E and other personal property that remain the property of Tenant, and will restore any physical damage caused by such removal. Any such property of Tenant not so removed shall be deemed abandoned by Tenant and shall become the property of the Landlord.

       19.3 HOLDING OVER. In the event Tenant remains in possession of the Premises or any part thereof after termination of this Lease in accordance with Section 19.2, by lapse of time or otherwise, Tenant shall be deemed to be occupying the Premises as a tenant on a month-to-month basis at a monthly rent fixed for the holdover period at the last monthly installment of Minimum Rent payable during the Term of this Lease or any extension thereof, and Tenant will also be responsible for paying any applicable Percentage Rent and Additional Rent. All other conditions, provisions and obligations of this Lease shall remain the same and in full force and effect.

20.  GENERAL PROVISIONS.

     20.1 SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind their respective heirs, executors, administrators, successors, assigns and sublessees. Tenant acknowledges that it has been advised that Landlord intends to create a limited partnership or other entity to hold title to the Premises and this Lease, and this Lease is freely transferable by Landlord to any entity that Landlord may form to acquire the Premises.

      20.2 RULES AND REGULATIONS. Tenant will comply with the terms of the WalMart Agreements during the term of this Lease. Landlord will not have the right to adopt rules and regulations that would be binding on Tenant, other than its execution of the WalMart Agreements.

     20.3 EXTENSIONS OR FORBEARANCES BY PARTIES. No extension of time, forbearance, neglect or waiver on the part of Landlord or Tenant, as the case may be, with respect to any one or more of the covenants, terms or conditions of this Lease shall be construed as a waiver of any of the other covenants, terms or conditions of this Lease or as an estoppel against Landlord or Tenant, as the case may be, nor shall any extension of time, forbearance, or waiver on the part of Landlord or Tenant, as the case may be, in any one or more instance or particulars be construed to be a waiver or estoppel in respect to any other instance or particular covered by this Lease.

      20.4 SALE BY LANDLORD. In the event of any transfer(s) of Landlord's interest in the Premises, Landlord shall automatically be relieved of any and all obligations and liabilities on the part of Landlord occurring from and after the date of such transfer, so long as Landlord provides Tenant written notice of such transfer(s), and Landlord's purchaser or grantee expressly assumes, in writing, all obligations and liabilities of Landlord from and after the date of such transfer; provided, however, Landlord shall continue to remain fully liable for all liability accrued prior to the date of such sale(s) or transfer(s). Landlord agrees to provide Tenant with written notice of any such transfer(s) no later than the effective date thereof.

      20.5 NOTICE. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and delivered in person or sent by United States certified or registered mail, postage prepaid, or by reputable nationally recognized overnight delivery service. Notices and demands to Tenant shall be addressed to it at its corporate offices, at 10260 Viking Drive, Eden Prairie, Minnesota 55344-7229, Attn: Real Estate Officer, with a copy to 10260 Viking Drive, Eden Prairie, Minnesota 55344-7229, Attention: General Counsel. Tenant may change such addresses for notice purposes at any time by written notice to Landlord. Notices and demands to the Landlord shall be addressed to it at 1209 North Walton Boulevard, Bentonville, Arkansas 72712, or at such other place as Landlord may from time to time designate in a written notice to
Tenant. Any such notice if mailed as provided herein shall be deemed to have been rendered or given on the second business day after its deposit, postage prepaid, in the U.S. Mail or with the overnight delivery service. Notwithstanding any of the foregoing, either party hereto may give the other party facsimile and telephone notices as to emergency repairs.

     20.6 COTENANCY. [This Section has been intentionally deleted by the parties.]

     20.7 INVESTMENT TAX CREDIT. Tenant shall be entitled to any investment tax credits under federal, state or local law with respect to its interest in the Building (but not Landlord's interest therein) and any item of Tenant's Work.

      20.8 ENTIRE AGREEMENT. This Lease and the exhibits, schedules and riders, if any, attached hereto set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no other covenants, promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and in a lease supplement that is executed by each party.

      20.9 INTERPRETATION AND USE OF PRONOUNS. Whenever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and the neuter genders. Nothing contained herein shall be deemed or construed by the parties hereto or any third party to create a relationship between the parties other than the relationship of Landlord and Tenant.

      20.10 CAPTION AND SECTION NUMBERS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections of this Lease nor in any way affect this Lease.

     20.11 "FORCE MAJEURE" DELAYS. In the event that either party hereto shall be delayed, or hindered in, or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts (or failure to act) of government (provided timely application and diligent prosecution for such governmental action, if required was undertaken by the delayed party) or other reason of like nature not the fault of, or within the control of, the party delayed in performing work or doing acts required under the terms of this Lease (collectively referred to as "FORCE MAJEURE" delays), then performance of such work or act shall be excused for the period of the delay and the period for the performance of any such work or act shall be extended for a period equivalent to the period of such delay. This provision shall not operate to excuse Tenant from prompt payment of Minimum Rent, Percentage Rent or Additional Rent or any other payments required by the terms of this Lease, unless the Commencement Date or periods permitting Tenant to abatement of rent are postponed or extended by such delays.

      20.12 WAIVER. The waiver of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

     20.13 JOINT OBLIGATION. If there is hereafter more than one party liable as Tenant, the obligations hereunder imposed shall be joint and several.

      20.14      TIME OF THE ESSENCE.  Time is of the essence  of
this   Lease  and  each  and  all  of  its  provisions  in  which performance is a factor.

      20.15 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Minimum Rent and Additional Rent and annual Percentage Rent herein stipulated shall be deemed to be other than on account and no endorsement or statement on any check or any letter accompanying any check or payment of any rent or charge shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's rights to recover the balance of such rent or charge or pursue any other remedy provided in this Lease.

      20.16 DUE DATE. If the due date by which any amount payable by one party hereto to the other is not specifically stated herein, the amount shall be due and payable within thirty
(30) days following request therefor or, if necessary, the rendering by the requesting party to the other party of the statement therefor.

      20.17 LATE CHARGE. If Tenant shall fail to pay, within five (5) days after receipt of written notice of nonpayment, any Minimum Rent, Percentage Rent or any Additional Rent due under this Lease, then Tenant shall pay to Landlord as a late charge and in consideration of the additional costs incurred by Landlord and the additional record keeping required to be performed by Landlord, the sum One Hundred and No/100 Dollars ($100.00), although such late charge shall not be payable by Tenant in the first two (2) instances of late payment in any one (1) calendar year.

      20.18 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity, except to the extent specifically waived or modified by this Lease.

     20.19 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by law.

      20.20 DECISION MAKING BY PARTIES. Wherever a party's consent, approval, decision or determination is required under this Lease, such consent or approval shall be given or decision or determination shall be made promptly, in writing and in a commercially reasonable manner. No change in rent, the rights of the parties or the economic terms of this Lease shall be required as a condition to granting of consent. Any denial of consent will include in reasonable detail the reason for denial or aspect of the request that was not acceptable.

      20.21 ATTORNEYS' FEES. In the event of any action or proceeding by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees.

      20.22 USE PERMITTED; WALMART AGREEMENTS. Landlord represents and warrants that, to the best of Landlord's knowledge, Tenant's use of the Premises pursuant to this Lease does not violate the WalMart Agreements or any other recorded covenants, conditions and restrictions ("CCR's"), if any, of the Shopping Center, any Construction Operation and Reciprocal Easement Agreement ("CORE"), or other leases or agreements which are binding on Landlord or the Shopping Center. To the extent required, Landlord will obtain, and provide to Tenant prior to the Commencement Date, a written acknowledgment, consent or approval by Wal-Mart and Sam's of this Lease to confirm that no further consent of approval by either of them is required for Tenant's use and development of the Premises pursuant to this Lease. Tenant's rights of use under the CCR's and CORE are for non-exclusive rights of use.

      Tenant's obligations under this Lease are conditioned upon and subject to its review and approval, and the recordation of, agreements with Sam's and WalMart (the "WALMART AGREEMENTS") establishing, for the Term of this Lease (as it may be extended pursuant to this Lease) easements and rights of use of the fifteen (15) parking spaces on the adjoining WalMart property and Tenant's right of use of accessways, any common utility lines required to service the Premises, and any other common areas within the adjoining Sam's and WalMart properties. This condition must be satisfied prior, or as soon as possible after, execution of this Lease and prior to the date on which Tenant is required to commence any construction or other work. Once the
WalMart Agreements are approved, Landlord and Tenant will co-operate on the timing of recordation of the WalMart Agreements with recordation of the memorandum of lease or short-form lease evidencing this Lease, so that Tenant will be able to obtain title insurance that insures both its leasehold estate under this Lease and its appurtenant easement right under the WalMart Agreements.

         20.23        LEASEHOLD    AND    EQUIPMENT    FINANCING.
Notwithstanding any provision of this Lease, Tenant will have the right to mortgage, pledge or otherwise encumber Tenant's leasehold estate under this Lease and its interest in the Premises ("LEASEHOLD FINANCING"). Such Leasehold Financing shall be and at all times remain subject and subordinate to this Lease. Landlord shall enter into a leasehold mortgagee protection agreement (substantially in the form attached as EXHIBIT H, subject to such changes as Landlord and Tenant's lender may reasonably approve) with Tenant's lender upon Tenant's request (the "LEASEHOLD FINANCING AGREEMENT"). Tenant shall reimburse Landlord for its reasonable costs (up to $800), in reviewing and approving the Leasehold Financing Agreement subsequently required or related documentation. No change in the rent or other economic terms of this Lease shall be required of Tenant as a condition to Landlord's consent. Landlord hereby disclaims and irrevocably and unconditionally waives any statutory or common law lien on the any property of Tenant that Tenant is entitled to remove on expiration or termination of this Lease. Time periods that are provided in such Leasehold Financing Agreement are solely for the benefit of Tenant's lender and will not restrict any right or remedy that Landlord may have against Tenant under this Lease for recovery of damages, late charges and other remedies for default under this Lease.

      Notwithstanding any other provision of this Lease, Tenant will have the right to lease or mortgage, pledge and encumber its trade fixtures, equipment and personal property (for this purpose, collectively, the "EQUIPMENT") from time to time (the "EQUIPMENT FINANCING") with a leasing company or through an institutional lender (collectively, an "EQUIPMENT LENDER"). Landlord further agrees that the Equipment shall remain personal property, notwithstanding the manner or mode of the attachment to the Premises. Landlord recognizes and acknowledges that any claims that Equipment Lender now has or may hereafter have against the Equipment by virtue of the equipment lease or financing documents, are superior to any lien or claim of any nature which Landlord now has or may hereafter have to the Equipment by statute, agreement or otherwise. In the event of default by Tenant in the payment of any amount to the Equipment Lender, or in the performance of any of the other terms and conditions of the equipment lease or financing documents, or extensions or renewals thereof, the Equipment Lender or its assigns may remove such Equipment or any part thereof from the Premises. Landlord will make no claim whatsoever to any Equipment covered by any equipment lease or financing documents. The Equipment Lender may, without affecting the validity of this waiver, extend the terms of payment of any rental or other sum or the performance of any of the other terms or conditions of the equipment lease or financing documents, without the consent of Landlord and without giving notice to Landlord. This waiver shall inure to the benefit of the successors and assigns of the Equipment Lender and shall be binding upon the heirs, personal representatives, successors and assigns of Landlord. Landlord will execute, not later than ten (10) days after receipt of a written request, any consent, easement, Landlord's waiver of lien rights, acknowledgment, estoppel certificate or other document required by the Equipment Lender in order to carry out the intent of this paragraph (the "EQUIPMENT DOCUMENTS"). If Landlord fails to do so in such ten (10) day period, Tenant is hereby designated as attorney-in-fact for Landlord, coupled with an interest, to execute and deliver the Equipment Documents on behalf of Landlord.

      20.24 AUTHORITY. Each individual executing this Lease on behalf of their respective party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such party, and that this Lease is binding upon such party.

      20.25 FINANCIAL OR SALES INFORMATION. Any financial statements required to be supplied herein and all gross sales reports related to the Premises shall be held in confidence by the party receiving the same and will be utilized solely for purposes of this Lease, but may be provided in confidence by Landlord to any potential (or actual) mortgagee of the Shopping Center, to Landlord's attorneys, accountants and professional advisers, and to any potential (or actual) purchaser of the Shopping Center.

      20.26 REASONABLE EFFORTS TO MITIGATE. In the event of default by Tenant under this Lease, Landlord will use commercially reasonable efforts to mitigate its damages; PROVIDED, however, to the extent permitted under Illinois law, Tenant (i) waives any right under such state's law to require Landlord to expend its own funds to cure an event of default by Tenant or to mitigate damages, and (ii) agrees that it would not be unreasonable for Landlord to decline to expend its own funds (versus utilizing rent thereafter under this Lease or from third parties, in the event Landlord repossesses the Premises) in order to mitigate its damages.

      20.27 TRASH DUMPSTER. Tenant will be permitted to maintain a trash dumpster (20 x 16) outside of the Premises for Tenant's own use, at a location selected by Tenant [if not otherwise shown in green on EXHIBIT B]. Tenant may change the location of the dumpster, in Tenant's discretion, within the Premises, subject to any need to obtain the City's approvals, or WalMart's or Sam's consent if restricted under the WalMart Agreements.

      20.28 INDEMNIFICATION. The provisions of this Lease concerning indemnification are subject to the following conditions: (i) the party seeking indemnification (the "INDEMNIFIED PARTY") will promptly notify the indemnifying party (the "INDEMNITOR") in writing as soon as the Indemnified Party becomes aware of the injury, action, event, claim or demand giving rise to the obligation to indemnify; (ii) the Indemnified Party will take no steps (such as admission of liability) which will operate to bar Indemnitor from obtaining any protection afforded by any policies of insurance it may hold or which operate to prejudice the defense in any such legal proceedings or otherwise prevent Indemnitor from protecting itself against such claim, action, demand, or legal proceeding. Indemnitor shall have the sole and exclusive right to conduct the response to or defense of any such claim, action, demand, or legal proceeding; and (iii) the parties will reasonably cooperate (at Indemnitor's expense) in responding to any claim, action, demand or legal proceeding covered by the Indemnity.

      20.29      DISCLAIMERS.  No provision of the Lease will  be
construed  as a limitation on Tenant's right to conduct  business
in  other  locations.   There  is no express  or  implied  radius
restriction or covenant of operation.

      20.30 EFFECTIVE DATE OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a lease only upon execution and delivery by Landlord and Tenant.

       20.31 BROKER'S COMMISSION. Each of the parties represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the execution of this Lease with the exception of Colliers Tingey International, whose commission shall be paid by Landlord, and each of Landlord and Tenant indemnify the other against and hold it harmless from all liabilities arising from any such claim made through the indemnifying party.

      20.32 RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord; PROVIDED, however, upon the occurrence of the Commencement Date, or at the request of either Landlord or Tenant (return delivery within thirty (30) days after request), the parties shall join in the execution of and record a memorandum or so-called short form of this Lease, in the form attached hereto as EXHIBIT E. All costs incurred in connection with recording the short form lease shall be shared equally by Landlord and Tenant.

       20.33       AUTHORSHIP.   This  Agreement  is  a   jointly
negotiated work product and authorship shall not be ascribed to any particular party.

      20.34 THIRD-PARTIES. Nothing in this Lease, expressed or implied, is intended to confer on any person, other than the parties or their respective heirs, executors, administrators, successors, assigns and sublessees, any rights or remedies by reason of this Lease and in no event shall any third-party be deemed a third-party beneficiary hereunder.

       20.35       TEMPORARY  SPACE.  [This  Section   has   been
intentionally deleted by the parties.]

      20.36 LIMITATIONS ON LANDLORD'S LIABILITY. If Landlord is in default hereunder, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be a lien and charge only against Landlord's interest in the Premises, its interest in the Building and this Lease, and may be satisfied only out of the rent and other consideration payable to Landlord under this Lease, the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, Building and this Lease, and out of rent or other income from such real property thereafter receivable by Landlord therefrom or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises, Building and this Lease, and not from any other assets, real property or other property of Landlord or its partners. Neither Landlord, nor any agent, partner, or employee of Landlord shall be personally liable for any portion of such a judgment.

           This Section 20.36 will not restrict any claim or judgment Tenant may obtain in connection with any injury, damage or claim arising from the gross negligence or intentional misconduct of Landlord, its agents, partners or employees of Landlord or any independent contractor of Landlord.

21.  HAZARDOUS SUBSTANCES.

      21.1 REPRESENTATIONS BY LANDLORD. Landlord represents and warrants that the following are true as of the date of this Lease and will be true as of the Commencement Date: (i) there has been no release, disposal or storage of Hazardous Substances on the Premises to the knowledge of Landlord (as "knowledge" is defined and limited on the attached Exhibit C); (ii) the Premises have not been to Landlord's knowledge (as "knowledge" is defined and limited on the attached EXHIBIT C) and are not presently used for the storage, manufacture, disposal, handling, transportation or use  of  any  Hazardous Substances; (iii) there are  no  past  or present investigations, administrative proceedings, notices of violation or other civil or criminal action threatened or pending known to Landlord (as "knowledge" is defined and limited on the attached EXHIBIT C) alleging noncompliance with or violation of any statutes, regulations or ordinances relating to any environmental permits, release or discharge of any Hazardous Substances, and Landlord has complied with all applicable governmental regulations including (but not limited to) obtaining all necessary licenses, completing in a timely fashion all necessary reporting and filing requirements, and satisfying financial responsibility and related obligations with respect thereto, all to the extent applicable; (iv) Landlord has not, nor to the knowledge of Landlord (as "knowledge" is defined and limited on the attached EXHIBIT C) has any prior tenant or any other third party, violated any statute, regulation or ordinance relating to any environmental permit or the release of any Hazardous Substances; (v) to the best of Landlord's knowledge (as "knowledge" is defined and limited on the attached EXHIBIT C), there are not now, and have never been any aboveground or underground storage tanks located on or under the Shopping Center; (vi) [this subsection has been intentionally deleted]; and (vii) upon Landlord's tender of possession of the Premises to Tenant, the Premises shall be free from all Hazardous Substances, to the knowledge of Landlord (as "knowledge" is defined and limited on the attached EXHIBIT C).

      21.2 INDEMNITY BY LANDLORD. Landlord further warrants and covenants that it will not in the future, install, use, generate or dispose of or grant consent or permission (to the extent of Landlord's right to do so, if any) for any other occupant of the Shopping Center or any third party to install, use, generate or dispose of on or about the Shopping Center any Hazardous
Substances, except for immaterial quantities of Hazardous Substances customarily used in the construction, maintenance or operation of like properties which have been and should be used in accordance with applicable laws, statutes, regulations and ordinances then in effect. Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from and against all claims, liabilities, penalties, costs, fines, damages and expenses, including, but not limited to, costs and expenses which Tenant is obligated to incur to correct or remedy the situation, the costs of defending civil enforcement actions, the costs of participating in regulatory proceedings, or any other civil or administrative action, including without limitation, attorneys' and expert fees and disbursements, directly or indirectly incurred by Tenant arising out of the inaccuracy of any representation, covenant, or warranty by Landlord in this
Article 21 or the presence of Hazardous Substances on, in or under the Premises as of the date of Landlord's tender of possession of the Premises to Tenant. Landlord may satisfy its obligations under this paragraph either by taking action to clean up any Hazardous Substances for which Landlord may be responsible, or by diligently taking commercial reasonable actions to enforce any right or action to require that third parties clean up any Hazardous Substances.

      21.3 INDEMNITY BY TENANT. Tenant warrants and covenants that it shall not install, use, generate, store or dispose of, in or about the Premises or the Shopping Center any Hazardous
Substances, except for immaterial quantities of Hazardous Substances customarily used in the construction, maintenance or operation of restaurants all of which shall be used in accordance with applicable laws, statutes, regulations and ordinances then in effect. Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, penalties, fines, costs, damages and expenses, including but not limited to, costs and expenses which Landlord is obligated to incur to correct or remedy the situation, the costs of defending civil enforcement actions, the costs of participating in regulatory proceedings, or any other civil or administrative action, including without limitation, attorneys' and expert fees and disbursements, arising out of Tenant's installation, use, generation, storage or disposal of any Hazardous Substances in or about the Premises or the Shopping Center. Tenant may satisfy its obligations under this paragraph either by taking action to clean up any Hazardous Substances for which Tenant may be responsible, or by diligently taking commercial reasonable actions to enforce any right or action to require that third parties clean up any Hazardous Substances.

       21.4   SURVIVAL   OF  OBLIGATIONS.   The  representations,
warranties  and  indemnifications set forth in  this  Article  21 shall survive the expiration or earlier termination of this Lease.

      21.5 DEFINITIONS OF "HAZARDOUS SUBSTANCES" AND RELATED TERMS. The term "HAZARDOUS SUBSTANCES" shall mean:
(a) polychlorinated biphenyls ("PCBs") or "PCB items" (as defined in 40 C.F.R. Sec. 761.3) or any equipment which contains PCB's;
(b) any asbestos or asbestos-containing materials; (c) stored, leaked or spilled petroleum products; or (d) any other chemical, material or substance (i) which is regulated as a "toxic substance" (as defined by the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq., as amended), (ii) which is a "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended), (iii) which is a "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980
("CERCLA"), 42 U.S.C. Sec. 9601 et seq., as amended), or (iv) exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental statute, regulation, ordinance or authority of which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of or invitees to the Premises, or the owners, tenants or occupants of the Shopping Center or the property adjacent to the Shopping Center.

      IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Ground Lease as of the day, month and year first above written.

                              LANDLORD:

                              ALPHA GROUP, L.L.C.,
                              a limited liability company



                              By
Witness
                              Print
                              Its



                              TENANT:

                              OCB REALTY CO.,
                              a Minnesota corporation


/s/ Julie Saude               By /s/ Roe H Hatlen
Witness                       Print     Roe H. Hatlen
                              Its  Chief Executive Officer

                           EXHIBIT A-1


                LEGAL DESCRIPTION OF THE PREMISES

     See attached (or to be mutually approved and attached).


                         ALPHA GROUP PROPERTY

Part of the Northeast Quarter of Section 6, Township 39 North,
Range 12 East of Third Principal Meridian, In Cook County,
Illinois, described as follows:

Commencing at the Southeast corner of Lot 7 in Block 9 as designated upon the Plat of The H.O. Stone Northlake Addition being a subdivision of part of the Northeast Quarter of said
Section 5, the Plat of which subdivision is recorded as Doc. No. 14036603 in the Recorder's Office of Cook County, Illinois; thence North 61 egrees 02 minutes 56 seconds West along the South line of said Block 9, a distance of 298.67 feet to the Southwest corner of Lot 18 in Block 9 of said subdivision; thence North 0 degrees 00 minutes 41 seconds East, a distance of 32.74 feet; thence North 45 degrees 00 minutes 00 seconds East, a distance of
21.88 feet to the Point of Beginning; thence North 89 degrees 59 minutes 19 seconds West, a distance of 5572 feet; thence North 50 degrees 32 minutes 46 seconds West, a distance of 35.35 feet; thence North 61 degrees 36 minutes 58 seconds West, a distance of
50.12 feet; thence North 0 degress 00 minutes 47 seconds East, a distance of 106.45 feet; thence North 80 degrees 55 minutes 14 seconds West, a distance off 13.15 feet; thence North 0 degrees 00 minutes 00 seconds East, a distance of 33.41 feet; thence South 89 degrees 51 minutes 03 seconds East, a distance of 231.58 feet; thence South 31 degrees 21 minutes 45 seconds East, a distance of 48.81 feet; thence South 0 degrees 00 minutes 00 seconds East, a distance of 143.92 feet; thence North 89 degrees 59 minutes 19 seconds West, a distance of 116.,82 feet to the Point of Beginning containing 43,417 square feet (0.9967 acres) more or less, all being situated in Cook County, Illinois.


                           EXHIBIT A-2



            [DRAWING OR PLAN OF THE SHOPPING CENTER]

     See attached (or to be mutually approved and attached).




                            EXHIBIT B


            [DRAWING OR PLAN OF THE SHOPPING CENTER]



                            SITE PLAN


Identify:
     Premises (Crosshatched)            [Section 1]
     Shopping Center (Red)              [Section 1]
     Protected Parking Area             [Section 8.3]
     Tenant's Dumpster Area (Green)     [Section 20.27]
     Employee Parking Area* (Orange)    [Section 8.3]
               *[if any]



                            EXHIBIT C

                LANDLORD'S WORK AND TENANT'S WORK


1. CONTINGENCY; CONDITION AND TITLE TO PREMISES. This Lease is subject to: (i) Tenant's reasonable determination that the Premises does not contain any hazardous substances or hazardous materials listed by the U.S. Environmental Protection Agency or by the State in which the Premises is located under applicable environmental laws and regulations ("HAZARDOUS SUBSTANCES"), and
(ii) the parties' ability to obtain the permit(s) required for constructing Landlord's Work and Tenant's Work as referenced in this Exhibit (as to Landlord, such "permits" will mean the creation of the Premises as a separate legal lot capable of commercial development, with zoning that will permit Tenant's intended use, and any approvals needed of Sam's and WalMart to this Lease and the intended development of the Premises).

      The only "Landlord's Work" is to perform its delivery obligations as set forth in Section 4 of the Lease, and does not involve any work on or to the Premises.

      Promptly after execution of this Lease, Landlord will provide to Tenant the following (except as otherwise waived in writing by Tenant): (i) a current TITLE INSURANCE COMMITMENT/REPORT acceptable to Tenant from a reputable national title insurance company selected by Tenant ("TITLE COMPANY"), showing a good and merchantable leasehold estate in the leased Premises vested in Tenant (or that Title Company is committed to issue such a policy, upon recordation of the memorandum of lease) and showing Landlord as the fee owner of the Shopping Center, together with copies of all easements, covenants, restrictions, agreements or other documents which affect the leased Premises and Shopping Center; (ii) an ALTA/ACSM SURVEY OF THE PREMISES (or, at Landlord's option, an ALTA/ACSM survey of the Shopping Center that shows the boundaries and location of the Premises) by a licensed surveyor or civil engineer licensed in the state in which the Shopping Center is located, in form reasonably acceptable to, and certified to, Tenant and in sufficient detail to provide the basis for an ALTA policy of title insurance without boundary, encroachment or survey exceptions and showing the location of all utilities; and (iii) such SOIL TESTS, GEOTECHNICAL STUDIES, ENVIRONMENTAL TESTS OR AUDITS AND OTHER REPORTS OR STUDIES ON THE PHYSICAL CONDITION OF THE PREMISES OR SHOPPING CENTER AS ARE IN LANDLORD'S POSSESSION.

      Tenant will have thirty (30) days after mutual execution of this Lease to perform such investigations concerning Hazardous Substances within the Premises or such "Level One" environmental assessments as Tenant may desire, and may terminate this Lease by written notice to Landlord within forty-five (45) days after mutual execution of this Lease if Tenant is not reasonably satisfied with the results thereof. If not so terminated within such time period, the contingency in subparagraph (i) above shall conclusively be deemed waived.

      Tenant shall have twenty (20) days after receipt of the survey, preliminary title report and copies of all title exceptions within which to notify Landlord in writing of Tenant's disapproval of any exceptions shown in the title report, other than an exception for current property taxes. Tenant shall have twenty (20) days after receipt of the soils tests and environmental audit within which to notify Landlord in writing of Tenant's disapproval of any aspect of the tests or audit or their results. In the event of such disapproval, Landlord shall have thirty (30) days after receipt of Tenant's notice to eliminate any disapproved title exception or to correct any disapproved aspect of the tests or audit (or to satisfy Tenant that the disapproved title exception or the soil or environmental condition to which Tenant objected will be corrected by Landlord within a time period approved by Tenant in writing, but not in any event later than the date Landlord delivers possession of the leased Premises to Tenant). If Landlord is unable or unwilling to eliminate a disapproved title exception or disapproved aspect of the soil tests or environmental audit, either party may elect to rescind this Lease by notice to the other party. In such event, all obligations of the parties under this Lease shall thereafter cease, unless Tenant notifies Landlord (within ten
(10) days after Tenant's receipt of any such rescission notice from Landlord) that Tenant elects to waive its prior disapproval.

      As  to the permits and approvals referenced in subparagraph
(ii) above, the respective parties will diligently pursue obtaining required permit(s) in accordance with the terms of this Lease, will keep each other informed of the status of such matters and will notify the other party at such times as the party obtains (or is denied) such permit(s). Notwithstanding the nature of the delaying cause (including "force majeure" delays), in the event that such permit(s) have not been obtained not later than the Drop Dead Date provided in Section 2.2 of the Lease, then either party may elect to cancel this Lease upon written notice to the other, in which event Tenant will be refunded any rent payment or deposit made in connection with the execution of this Lease and both parties will have no further obligation to the other pursuant to this Lease. If at any time prior to such date Tenant determines that the condition relating to such permit(s) or approvals cannot be satisfied after diligent effort, Tenant shall give Landlord not less than 15 days' notice of termination of this Lease, specifying in reasonable detail the condition(s) that cannot be satisfied. Tenant will turn over to Landlord the written work product in its possession concerning the Premises as Landlord may reasonably require, including applications for governmental approvals and related data.

      If this Lease is not terminated, then upon the Commencement Date, Landlord will cause Title Company to issue to Tenant a leasehold policy of the title insurance in ALTA extended coverage form and in the amount of at least One Million Five Hundred Thousand Dollars ($1,500,000). Such policy will not include exceptions for any taxes or assessments levied, assessed or imposed for any period prior to the Commencement Date, or for the rights of any party in possession, other than Tenant and other than easements of record which have been approved in writing by Tenant as provided above.

2. ZONING AND RELATED MATTERS. Landlord represents and warrants that, as of the date hereof and as of the date on which Landlord delivers possession of the Premises to Tenant, the following will be true and correct: (i) no portion of the Premises is classified with any governmental or other authority as a wetland or environmentally restricted area Substances, to the knowledge of Landlord (as "knowledge" is defined and limited below); (ii) the Premises is not identified as having any archeological or historic significance, to the knowledge of Landlord (as "knowledge" is defined and limited below); (iii) the Premises is not located in a flood hazard area as set forth in the Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map or other hazard area, to the knowledge of Landlord (as "knowledge" is defined and limited below); (iv) TO THE LANDLORD'S KNOWLEDGE (as defined and limited below), the Premises is free from poorly or improperly filled ground or other geological or engineering conditions known to Landlord that may preclude or significantly interfere with the development and use of the Premises for a restaurant; and
(v) the Premises presently has (EXCEPT as otherwise noted on any addendum to this Lease) the necessary state, county, municipal and other governmental authorities' permits (EXCEPT building permits), final zoning (without further appeal rights), and other land use approvals and curb cuts for traffic access and all utility, sewer, storm sewer and other public utility lines within the Premises or on its boundary lines, sufficient to allow its construction and development as contemplated, to the knowledge of Landlord (as "knowledge" is defined and limited below).

      As used in this Exhibit, the terms "KNOWN" and "KNOWLEDGE" mean actual (not constructive) knowledge by the employees and officers of Landlord that have been involved in the negotiation of this Lease or who are regularly engaged in the management of Landlord's real estate operations that include the Shopping Center. Landlord will NOT be liable to Tenant on the representations and warranties under this paragraph unless Landlord had actual knowledge of the condition or event which made the representation or warranty false as of the date this Lease is executed and Landlord failed to disclose to Tenant the fact known to Landlord which made the representation or warranty false.

  3.   LANDLORD'S WORK.   [This Section has been intentionally
                    deleted by the parties.]

4. TENANT'S PLANS. Prior to commencement of construction of Tenant's Work, Tenant will prepare and deliver to Landlord, for its review and approval, one (1) set of fully dimensioned scale working drawings of the proposed Building, prepared by a licensed architect, including types of materials and colors, interior partitions, ceiling plan, roof plan, if applicable, plumbing fixtures, and electrical plans prepared by a licensed electrical engineer setting forth all electric requirements of Tenant (collectively referred to as "Plans"). Landlord shall have fifteen (15) days after receipt of the Plans to provide its comments. If Landlord has not notified Tenant in writing of its approval or disapproval within the time periods stated above, the Plans shall be conclusively deemed approved by Landlord. If Landlord disapproves such Plans, Tenant shall promptly revise and resubmit such Plans to Landlord, correcting or altering such disapproved items. If at any time that Tenant is required to approve Landlord's plans but does not respond within the specified time period, such plans shall also be conclusively deemed to be approved. Upon mutual approval of the Plans, Tenant shall submit the Plans to the City/County for governmental approval.

      Notwithstanding the foregoing, Landlord acknowledges and approves an architecturally prominent storefront of the Premises which shall generally conform to the elevation plan attached hereto as EXHIBIT I. Tenant shall not be required to submit Plans to Landlord until such time as Landlord has executed a Non-Disclosure Agreement in favor of Tenant in the form attached hereto as EXHIBIT F. Prior to Landlord providing a copy of such Plans to Sam's or Wal-Mart, Landlord will obtain execution by them of a Non-Disclosure Agreement in the same form.

5. TENANT'S WORK. Tenant will perform all work required to construct the Building and restaurant within the Premises (pursuant to plans and specifications to be approved by Landlord pursuant to this Lease), after Landlord delivers the Premises to Tenant. Tenant will obtain any permits required for such work, will diligently pursue it to completion in a good and workmanlike manner, and will promptly notify Landlord as to any problem in construction schedule. All of Tenant's Work shall conform to the approved Plans, and any material changes thereto will be approved in writing by Landlord. When Tenant's Work is completed, the parties will conduct a walkthrough of the Premises to confirm that the Premises is in the condition required by this Lease or to identify "punch list" items to be corrected by Tenant.

6. TENANT'S SIGN SPECIFICATIONS. Tenant will have the right to install signs on the Premises and on any pylon sign of Tenant's within the Premises with Tenant's identification signage.

7. CONSTRUCTION ALLOWANCE. As a contribution to Tenant's Work, Landlord shall pay to Tenant a construction allowance (the "CONSTRUCTION ALLOWANCE") of SIX HUNDRED THOUSAND and No/100 Dollars ($600,000.00). An interim payment of ZERO and No/100 Dollars ($0) shall be paid on Tenant's completion of one-third of Tenant's Work. An additional interim payment of ZERO and No/100 Dollars ($0) shall be paid upon Tenant's completion of two-thirds of Tenant's Work. The final remaining payment of SIX HUNDRED THOUSAND and No/100 Dollars ($ 600,000.00) shall be paid upon completion of Tenant's Work. Landlord shall pay such installments to Tenant within fifteen (15) days after Tenant's written request therefor and delivery to Landlord of a true copy of the certificate of occupancy for the Premises (which requirement, if the governing jurisdiction issues temporary certificates of occupancy in connection with the initial opening for business of the Premises, will be satisfied by Tenant's delivery of such temporary certificate of occupancy (subject to the qualification stated below) to Landlord, but Tenant will thereafter continue to pursue, obtain and provide to Landlord a copy of the final certificate of occupancy, when available). If Tenant delivers a temporary certificate of occupancy to Landlord and it has so many "punch list" items needed for completion and issuance of a final certificate of occupancy such that the "punch list" items cannot reasonably be completed within one hundred and twenty (120) days from the date of delivery of the temporary certificate of occupancy to Landlord, then Landlord will have the right to withhold from disbursement to Tenant such portion of the Construction Allowance as may be reasonably necessary to provide security for completion of all "punch list" items, in an amount equal to 115 percent (115%) of the estimated cost to finish all "punch list" items.

           Upon the prior written request of Landlord, Tenant shall provide Landlord partial mechanics' lien waivers for all Major Contractors (as defined below) for interim allowance payments and full mechanics' lien waivers for all Major Contractors for the final allowance payment (or will provide the affidavit and indemnity, as provided in Section 8 below).

           Failure by the Landlord to pay any installment of the allowance when due shall constitute a default of Landlord under this Lease. In addition to any remedies available to Tenant under this Agreement or at law or equity as a result of Landlord's default, Tenant may: (a) charge Landlord interest on the overdue amount from the date such installment is due on all delinquent installments at the lesser of (i) the highest rate allowed by law or (ii) a rate of two percent (2%) over the rate then announced by Chase Manhattan Bank as its base or prime rate per annum; and (b) set off any delinquency and applicable interest against one hundred percent (100%) of the Minimum Rent, Percentage Rent and/or Additional Rent payments first coming due under this Lease until such delinquency is fully repaid.

8. LIEN CLAIMS; RIGHT TO CONTEST; AFFIDAVIT AND INDEMNITY. In the event a lien is filed against the Premises or Shopping Center by reason of Tenant's Work or any alteration, addition or repair to the Premises made by or at the order of Tenant, Tenant shall be allowed to contest such lien; provided, however, Tenant shall cause such lien to be bonded within thirty (30) days after such lien is filed and Tenant hereby agrees to hold Landlord harmless from and against any and all claims and demands by contractors or other third parties against the Premises or Shopping Center relating to or arising out of such work, alteration, addition or repair.

      Whenever Tenant is required to supply Landlord with lien waivers, Tenant may satisfy such requirements by providing
Landlord with an affidavit and indemnity by Tenant that all persons engaged in, or providing materials in connection with, Tenant's Work have been paid, and indemnifying Landlord with respect to any person who may subsequently claim or file a lien is filed against the Premises or Shopping Center by reason of Tenant's Work or any alteration, addition or repair to the
Premises made by or at the order of Tenant (the "AFFIDAVIT AND INDEMNITY"). Tenant's obligations under such Affidavit and Indemnity will be guaranteed by Buffets, Inc. (the "GUARANTOR").

9.    CERTAIN CONSTRUCTION-RELATED PROVISIONS.  So long as Tenant
(including, for this purpose, the net worth of Guarantor) has a net worth of $50,000,000 or greater, the following will apply:

      (a) RIGHT TO CONSTRUCTION MANAGE; BONDING AND SURETY OBLIGATIONS OF TENANT. Notwithstanding the foregoing and other provisions of this Lease and attached exhibits, Tenant may construction manage the work and need not employ a general contractor, and there will be no bonding requirements imposed by this Lease on work to be performed by Landlord or Tenant. However, for purposes of this Lease, as to any unbonded work by Tenant, Tenant will be the surety to Landlord with respect to the work and cause it to be promptly performed and completed, lien-free and in a good and workmanlike manner.

     (b) DOCUMENTATION CONCERNING CONTRACTOR AND SUBCONTRACTORS. References in this Lease to documentation required of Tenant with respect to contractors and subcontractors and suppliers will mean Tenant's general contractor, if there is one, and Major Contractors. As used in this Lease, a "MAJOR CONTRACTOR" is a contractor or supplier having a statutory right to claim a construction, mechanic's or materialman's lien under State law whose contract equals or exceeds fifteen percent (15%) of the total construction budget for Tenant's Work.

      (c) TIME PERIODS FOR TENANT'S WORK. Notwithstanding any provision of this Lease concerning any time period for Tenant to commence or complete Tenant's Work (including, without limitation, any provision concerning commencement of rental obligations that is related to the time period for the completion of Tenant's Work), any such time period(s) will be extended by any "force majeure" events or by any delays by Landlord in providing any approvals required hereunder (it being understood that Tenant may, but is not required to, accept and rely on any "deemed approved" provisions of this Lease for any failure by Landlord to respond within a stated time period, and/or Tenant may at its option require written confirmation of such approval, and delays by Landlord in providing such written confirmation of approval will extend Tenant's time periods for Tenant's Work and commencement of rent).
                            EXHIBIT D

                      RULES AND REGULATIONS

                     (None - NOT APPLICABLE)
                            EXHIBIT E

                   MEMORANDUM OF GROUND LEASE

     THIS MEMORANDUM OF GROUND LEASE, is made and entered into as of this ______ day of ____________________, 19__, by and between
ALPHA GROUP, L.L.C.,a ____________________ limited liability company ("Landlord"), and OCB Realty Co., a Minnesota corporation ("Tenant").

                            RECITALS

      WHEREAS, Landlord and Tenant entered into that certain ground lease dated ____________________ (the "Lease"), relating to certain leased land (the "Premises") which are a part of the shopping center development commonly known as ___________________ (the "Shopping Center"), situated on certain real property in the City of _______________, _____________ County, _____________,
which Shopping Center is legally described on Exhibit A attached hereto; and

     WHEREAS, Tenant has subleased the Premises to OCB Restaurant
Co.; and

      WHEREAS, Landlord and Tenant now wish to memorialize of record the existence of the Lease and certain specific terms of the same.

      NOW THEREFORE, in consideration of the Lease and other good and valuable consideration, Landlord and Tenant agree as follows:

      1. Landlord and Tenant are parties to the Lease to demise and let the Premises, upon the terms and conditions more particularly set forth in the Lease.

      2. The term of the Lease shall be for an initial term of twenty (20) full Lease Years and any Partial Lease Year (as such terms are defined in the Lease), commencing on
_______________________,  1998  (the  "Commencement  Date"),  and
expiring on December 31, 2018.

      3. Subject to the terms and conditions more particularly set forth in the Lease, Tenant has the option to extend the term of the Lease for four (4) additional periods of five (5) years each, such periods to commence at the expiration of the initial term or preceding extended term of the Lease, as the case may be.

      4. Reference is made to the Lease for a full statement of the terms and conditions of the Lease, all of which are hereby incorporated by reference.

      5. Nothing in this Memorandum of Ground Lease shall be construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease, which shall in all things control.

      IN  WITNESS  WHEREOF, Landlord and Tenant have caused  this
Memorandum of Ground Lease to be executed as of the day and year first above written.

Witness:                           LANDLORD:

                                   ALPHA GROUP, L.L.C.,
                                   a limited liability company
Print


                                   By:
                                   Print:
                                   Its:


Witness:                           TENANT:

                                   OCB REALTY CO.,
Print                              a Minnesota corporation



                                   By:
                                   Print:
                                   Its:


STATE OF _________________    )
                    )ss.
COUNTY OF _______________     )

      The foregoing instrument was acknowledged before me this ____ day of ___________________, 199_, by
_______________________,     the    ______________________     of
_______________________________, a __________________________, on
behalf of the ____________________.


(seal)
                              Notary Public


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF __________     )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 199_, by
________________________,  the  ______________________   of   OCB
Realty   Co.,   a  Minnesota  corporation,  on  behalf   of   the
corporation.


(seal)

                                         Notary Public



                            EXHIBIT F

                    NON-DISCLOSURE AGREEMENT

      THIS NON-DISCLOSURE AGREEMENT is made and entered into this ____ day of __________, 19__ by and between OCB Realty Co., a Minnesota corporation (the "Tenant"), and ALPHA GROUP, L.L.C., a ____________________ limited liability company (the "Landlord").

     WHEREAS, the purpose of this Agreement is to set forth terms and conditions under which the Tenant may disclose to Landlord certain information that is confidential and proprietary to the Tenant for the purpose of furthering the business relationship between the Tenant and the Landlord.

      NOW THEREFORE, the Tenant and the Landlord hereby agree as follows:

      I. CONFIDENTIAL INFORMATION. "Confidential Information" of the Tenant means any information which is not made generally available to others by the Tenant. Confidential Information may be oral or written, or recorded on electronic or other storage media. Confidential Information may include (but is not limited
to) sales and profitability information, methods, processes, procedures, techniques, recipes, formulas, floorplans, designs, drawings, blueprints, computer programs, know-how, specifications, new product and service ideas, product development plans, marketing plans, strategies, and identities of other suppliers, vendors or contractors with which the Tenant deals. However, Confidential Information shall not include information which the Landlord can demonstrate by means of prior written records or other clear and convincing circumstances
(a) was or becomes generally available to the public other than as a result of a disclosure by Landlord or by its directors, officers, or lenders (collectively, the "Landlord Representatives"), or (b) was or becomes known to the Landlord on a nonconfidential basis from a source other than the Tenant, provided that such source (and if applicable, its sources) is not bound by a confidentiality agreement with the Tenant.

      II. CONFIDENTIALITY. EXCEPT as otherwise provided below, Landlord agrees, at all times during and after the existence of the commercial relationship between the Tenant and the Landlord, to protect and hold the Confidential Information strictly secret and confidential, to use such Confidential Information only for the purpose(s) for which it is disclosed, and not to directly or indirectly disclose, publish, reproduce or use (or cause or permit the disclosure, publication, reproduction or use of) such Confidential Information for any other purpose. The Landlord will disclose the Confidential Information only to such of the Landlord's Representatives as need to know such Confidential Information for the Landlord to carry out the activities and purposes for which it was disclosed by the Tenant.

      III. RETURN OF CONFIDENTIAL INFORMATION. At such time as the Landlord no longer needs to retain such Confidential Information to carry out the purposes and activities for which it was disclosed, the Landlord will promptly return to the Tenant or destroy all tangible material containing or reflecting such Confidential Information and will not retain any copies, extracts, summaries or other reproductions in whole or in part of such tangible material, and such return/destruction shall be certified in writing to the Tenant.

      IV. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties, the Representatives of the Landlord, and each party's and Representative's respective heirs, successors and assigns. The Landlord shall take reasonable precautions to ensure that its Representatives comply with the provisions of this Agreement, and shall indemnify and hold harmless the Tenant against any breaches hereof by its Representatives. The Landlord agrees to identify, upon request, all persons to whom any Confidential Information may have been disclosed.

       V. SEVERABILITY; REMEDIES. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had not been contained herein. The Landlord acknowledges that the Tenant may not have an adequate remedy at law in the event of any unauthorized use or disclosure of Confidential Information by the Landlord or its Representatives, and that the Tenant shall therefore be entitled, in addition to any other remedies that may be available, to injunctive and/or other equitable relief to prevent or remedy any such unauthorized use or disclosure.

      VI. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

      VII. EXCEPTIONS TO CONFIDENTIALITY. The foregoing will not restrict the following: (i) Landlord may submit information it obtains in connection with this Lease that may fit the definition of Confidential Information IN CONFIDENCE (but Landlord will not be liable for any breach of confidentiality by the recipient, so long as Landlord labels the information presented or otherwise notifies the recipient that such information is Confidential) to any of Landlord's institutional lenders that may be financing Landlord's interest in the Premises or to any potential or actual mortgagee or purchaser of Landlord's interest, or to employees, directors, officers and partners of Landlord, or to Landlord's accountants, legal counsel and professional advisors; (ii) such Confidential Information may be disclosed or submitted to the court or decision-making body as may be required in connection with any litigation, arbitration or other proceeding between the parties; and/or (iii) such Confidential Information may be disclosed or submitted as may be legally required by the Securities and Exchange Commission or any governmental or court order or law or regulation. Notwithstanding the foregoing, if Landlord receives any third party request for any Confidential Information that may be in Landlord's possession, Landlord will promptly notify Tenant of the request and reasonably cooperate (at no out-of-pocket expense to Landlord) on any action by Tenant to preserve its confidentiality (e.g., and not in limitation, returning such Confidential Information to Tenant so it is no longer in Landlord's possession).


      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.



                              LANDLORD:

                              ALPHA GROUP, L.L.C.,
                              a limited liability company


                              By
Witness                       Print

                              Its


                              TENANT:

                              OCB REALTY CO.,
                              a Minnesota corporation


                              By
Witness                       Print     Roe H. Hatlen
                              Its  Chief Executive Officer



                            EXHIBIT G

     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement"), dated this ___ day of ______________, 19___, by and among OCB Realty Co., a Minnesota corporation ("Tenant"), ALPHA GROUP, L.L.C., a limited liability company ("Landlord"),
and        ____________________________________________,        a
_____________________________ ("Lender").

                            RECITALS

     WHEREAS, Lender is the current holder of a [mortgage/deed of trust] made by Landlord in Lender's favor dated ______________, 19___, and filed in the Office of ________________________
County,   as   ______________________  (the  "[Mortgage/Deed   of
Trust]"); and

      WHEREAS, the [Mortgage/Deed of Trust] relates to that certain shopping center development owned by Landlord, located in
_____________________________,      commonly       known       as
_____________________________, and legally described on Exhibit A attached hereto (the "Shopping Center"); and

     WHEREAS, Tenant is the tenant, and Landlord is the landlord, under that certain Lease dated __________ (the "Lease"), relating to a certain portion of the Shopping Center more particularly described in the Lease (the "Premises"); and

      WHEREAS, Lender, Landlord and Tenant have requested of and granted to each other the agreements hereinafter stated and desire to evidence said agreements in writing.

      NOW, THEREFORE, For good and valuable consideration paid by each to the other, the receipt and sufficiency of which is hereby
acknowledged,  Landlord,  Tenant  and  Lender  hereby  agree   as
follows:

      1. Subordination. Except as otherwise provided herein, the Lease is now and shall at all times continue to be, subject and subordinate in each and every respect to the lien of and security interest created by the [Mortgage/Deed of Trust], and to any and all renewals, extensions, modifications, substitutions or replacements thereof, subject to the terms and conditions of this Agreement.

      2. Nondisturbance. So long as Tenant is not in default, beyond any applicable cure periods provided in the Lease, in the payment of the rental reserved in the Lease, or in the observance or performance of any of the other terms, covenants or conditions contained in the Lease or in this Agreement on Tenant's part to be observed and performed:

           (a) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease shall not be terminated, canceled or in any way disturbed, diminished or interfered with by the Lender during the term of this Lease and any extension or renewal thereof, whether or not the [Mortgage/Deed of Trust] is in default and whether or not Lender acquires Landlord's interest in the Lease by foreclosure or deed in lieu of foreclosure, or otherwise.

           (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease as a result of any default under the [Mortgage/Deed of Trust]; PROVIDED, however, Lender may join Tenant in a foreclosure action if such joinder is necessary for the purpose of foreclosing the [Mortgage/Deed of Trust] against Landlord, but then only for such purpose and not for the purpose of terminating the Lease.

           (c) If Lender has control of any funds or allowances owed Tenant by Landlord, Lender shall release the funds or allowances pursuant to the terms of the Lease.
      3. Attornment. If the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it in lieu of or pursuant to a foreclosure, or by any other manner, and Lender succeeds to the interest of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative immediately upon Lender succeeding to the interest of Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto; provided, however, that Tenant shall be under no obligation to pay rent to Lender until Tenant receives written notice from Lender that it has succeeded to the interest of the Landlord under the Lease. The parties hereto agree that the respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length in this Agreement.

      4. Representations and Warranties of Landlord. Landlord represents and warrants to Tenant that the [Mortgage/Deed of Trust] is the only encumbrance on the Shopping Center or on the Premises and that the interest of Tenant under the Lease is not subordinate to any other lien or interest.

      5. Rental Payment. Landlord and Lender agree that upon receipt of written notice from Lender that Lender has succeeded to the interest of Landlord under the Lease, that Tenant may pay all rental and other charges reserved under the Lease directly to Lender. Landlord and Lender further agree that any such payments shall be credited by both Lender and Landlord against Tenant's rental and other obligations under the Lease, regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may be made by Landlord.

     6. Successors and Assigns; Binding Effect. This Agreement shall be binding upon Landlord, its successors and assigns, shall be binding upon and inure to the benefit of Tenant, its successors, assigns and sublessees and shall be binding upon and inure to the benefit of Lender, its successors and assigns who acquired title thereto from or through Lender.

      7. Entire Agreement. This Agreement contains the whole agreement between the parties hereto as to the [Mortgage/Deed of Trust] and the priority thereof, herein described, and there are no agreements, written or oral, outside or separate from this Agreement, and all prior negotiations, if any, are merged into this Agreement.

     8. Relationship Between Parties. The subordination of the Lease to the [Mortgage/Deed of Trust] will not be construed to give Lender, or its successors and assigns, any interest in casualty insurance maintained by Tenant or proceeds to which Tenant is entitled under the Lease, nor will it be construed to modify any of the provisions of the Lease or of the parties' obligations under the Lease.

      9. Notices. Any notices required or permitted hereunder may be given in the manner provided in Section 30.5 of the Lease. Tenant's addresses for notice purposes are as set forth in
Section 30.5 of the Lease. Lender's address for notice purposes is as set forth below. All notices shall be effective upon the delivery or attempted delivery to the party's address for notice purposes (subject to any change in such address for notices that a party may make by written notice to the other).

      10. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Illinois.

      IN WITNESS WHEREOF, the parties have causes this Agreement to be duly executed as of the date first shown above.

Tenant:                            OCB REALTY CO.

                                   By:
                                   Its:



Landlord:                          ALPHA GROUP, L.L.C.

                                   By:
                                   Its:



Lender:


                                   By:
                                   Its:


                                   Address for notice purposes:




STATE OF MINNESOTA  )
                    )ss.
COUNTY OF ____________   )

           The foregoing instrument was acknowledged before me this ____ day of_________________, 19___, by
__________________________________, the  ____________________  of
OCB Realty Co., a Minnesota corporation, on behalf of the corporation.



                                   Notary Public



STATE OF _____________   )
                    )ss.
COUNTY OF ___________    )

           The foregoing instrument was acknowledged before me this ____ day of_________________, 19___, by
______________________________,    the    ________________     of
_____________________________, a _______________ corporation,  on behalf of the corporation.




                                   Notary Public



STATE OF _____________   )
                    )ss.
COUNTY OF ___________    )


           The foregoing instrument was acknowledged before me this ____ day of_________________, 19___, by
______________________________,    the    ________________     of
_____________________________, a _______________ corporation,  on behalf of the corporation.



                                   Notary Public



                            EXHIBIT H

                      AGREEMENT BY LANDLORD

           (Leasehold Financing Without Subordination)

      The undersigned is the holder of the interest of the landlord, ALPHA GROUP, L.L.C. ("Landlord") in and to that certain Ground Lease dated __________________, 19__ (the "Lease")
covering certain property in __________________ [city], ____________________ [state], as more particularly described in the attached Exhibit A (the "Property"), the tenant's interest in which is held by OCB REALTY CO. [or corporate affiliate] ("Tenant"), and BUFFETS, INC., a Minnesota corporation ("Guarantor"). Tenant has requested Landlord's consent to this Agreement by Landlord (the "Agreement") in connection with financing that may be obtained during the term of the Lease. Landlord has requested that Guarantor sign this Agreement by Landlord (the "Agreement"), to confirm and agree to the terms thereof that relate to Tenant's and Guarantor's obligations.

      Landlord hereby consents to the pledge and assignment by Tenant of Tenant's right, title and interest in and to the Lease, Tenant's leasehold estate and Tenant's interest in any subleases affecting the Property, or any portion thereof, to ________________________________ and its successors and assigns and any lender advancing financing to refinance its loan (collectively, the "Lender"), and all additional, replacement, refinancing, consolidation, or substitution leasehold mortgages, trust deeds, security assignments, pledges, and similar security instruments hereafter given by Tenant thereon (the "Loan Instruments") in favor of the Lender.

      Until Landlord receives written notice from Lender that the Loan Instruments have been released by Lender and terminated, Landlord agrees that:

      1. Notices of Default. In the event of any default under the Lease, Landlord will deliver a copy of the notice of default to Lender at its address for notices (as designated to Landlord by written notice), and Landlord hereby agrees not to take any action to dispossess Tenant or to enforce any claim with respect thereto without giving Lender prior written notice thereof, which will be transmitted to Lender simultaneously with the giving of such notice to Tenant, and the right for Lender to cure such default within a period of twenty (20) days after the running of any notice or grace period permitted to Tenant in the Lease. Landlord shall accept such performance by or at the instigation of Lender as if the same had been done by Tenant. No event of default shall be deemed to exist under the Lease with respect to the payment of rentals or other charges, the performance of work required to be performed, or of acts to be done, or of conditions to be remedied, if Lender corrects or commences correction of the default within the required time period and thereafter pursues such correction to completion. Any failure by Landlord to give such notice to Lender will not "toll" the time periods under the Lease for default with respect to the exercise of any right or remedy Landlord may have against Tenant (subject only to the limitation in paragraph 3 below).

      2. Lender's Rights. In the event of default by Tenant under the Lease or under the Loan Instruments with Lender, Lender may exercise such rights as Lender may have against Tenant, including the right to take possession of the Property and exercise Tenant's rights under the Lease, foreclose Tenant's interest in the Lease as permitted by law, and reassign, sell, and/or sublet Tenant's interest in the Lease (but any such reassignment or sale by Lender will be subject to written approval by Landlord of the transferee, to the extent required under the Lease, which approval shall not be unreasonably withheld or delayed). Landlord's consent will not be required in connection with the assignment of the Lease and any conveyance of the Property to Lender. If Lender or such purchaser acquires the Property and subsequently proposes to transfer it to third parties, Landlord will reasonably approve and consent to an assignment of the Lease to third parties which have the capability of performing or causing to be performed the Tenant's obligation under the Lease, provided that the transferee assumes the Lease.

      3. No Termination Without Lender's Right To Foreclose. Notwithstanding any other provision of the Lease, upon the occurrence of any event of default under the Lease, Landlord shall take no action to terminate the Lease (if permitted in the Lease) without first giving to Lender written notice of Landlord's election to take such actions, and a reasonable time thereafter within which either (i) to obtain possession of the Property (including possession by a receiver) or (ii) to institute foreclosure proceedings or otherwise acquire Tenant's interest under this Lease with diligence. Upon obtaining possession or acquiring Tenant's interest under the Lease, Lender shall be required promptly to cure all defaults then reasonably curable by Lender and to continue to pay or perform such obligations of Tenant under the Lease so long as the Lender continues such possession. Lender may elect to return possession of the Premises to Tenant or discontinue any foreclosure proceedings then in progress at any time. No provision of the Lease or this Agreement shall be interpreted as an obligation on the part of Lender to commence or continue any action to obtain possession of the Property or acquire Tenant's interest under the Lease.

     The provisions of this Agreement concerning notice to Lender will not limit the right of Landlord to pursue, nor require Landlord to wait or delay until the expiration of any applicable notice and/or grace period required under this Agreement as to Lender, any and all rights and remedies that Landlord may have against Tenant under the Lease, including (without limitation) the assessment of late charges or interest, the collection of damages, the enforcement of the Lease and other rights and remedies permitted in the Lease (excepting, only, that Landlord will not terminate the Lease or take action to dispossess Tenant from the Premises unless and until any notice and/or grace periods required by the Lease and any required to be given to Lender under this Agreement have both expired).

      4. Notice of Outstanding Defaults. In the event Landlord dispossesses Tenant or exercises any right contained in the Lease to terminate the Lease prior to the expiration of the term (except as a result of condemnation), Landlord shall serve upon Lender written notice that such actions have been taken completed, together with a statement of all events of default under the Lease then known to Landlord. Lender shall have the option to obtain a new lease (as provided in paragraph 7 below) upon the written request of Lender given within thirty (30) days after service of such notice of termination by Landlord. Notwithstanding the execution of such new Lease, Tenant shall not be released and will remain liable for its obligations under the Lease.

      5. No Liability. Neither this Agreement, the Loan Instruments, any assignment of lease to Lender as security, nor any action taken under any such instruments shall be construed as giving rise to any duty, responsibility, or liability on the part of Lender to Landlord, until such time as Lender commences foreclosure upon or otherwise acquires Tenant's interest under the Lease.

      6. No Cancellation. There shall be no cancellation, surrender or material modification (by way of example, any modification of rent or other payment obligations or of the term of the Lease) of the Lease by joint action of Landlord and Tenant without the prior written consent of Lender, which will not be unreasonably withheld with respect to proposed modifications to the Lease.

      7. New Lease. Upon the acquisition by Lender of Tenant's leasehold interest, foreclosure on such interest or termination of Tenant's interest under the Lease for any reason (except as a result of condemnation), Lender shall have the option to obtain a new lease on written request to Landlord within thirty (30) days after the completion of the acquisition or foreclosure or notice of termination to Lender. Such new lease shall be effective as of the date of termination of the Lease, and shall be for the remainder of the term of the Lease and identical to the Lease, except for the name of the tenant. Such new lease shall require the tenant to perform any unfulfilled obligations of Tenant under the Lease which are then reasonably curable.

      No such new lease between Landlord and Lender will waive or affect the rights and remedies that Landlord has against Tenant and Guarantor, as guarantor of Tenant, for Tenant's default or release such parties from liability for damages and other amounts that may be payable under the Lease and applicable law for Tenant's default (but the rent received or receivable from the new lease will be applied or off-set, as provided under applicable law, against such damages).

     8. Right to Tenant's Interest in Deposits. Effective upon the commencement of the term of any new lease executed pursuant to paragraph 7, any and all moneys deposited with Landlord which Tenant would have been entitled to use but for the termination of the Lease may be used by the tenant under such new lease for the purposes of and in accordance with the provisions of such new lease.

      9. Right to Tenant's Interest in Proceeds. Any proceeds from insurance policies or proceeds arising from a condemnation to which Tenant is entitled are to be held by Lender and applied pursuant to the provisions of the Loan Instruments and the Lease. Lender may reserve its rights to apply to the Loan Instruments all, or any part, of such proceeds to which Tenant may be entitled to retain pursuant to the Lease and which the Lease does not require to be used for the repair or reconstruction of the Property.

      10. Proceedings. Lender shall be given notice of any arbitrations by the parties to the Lease and will have the right to intervene in and be a party to such proceedings. Lender will receive in any event a copy of any award or decision made in the proceeding.

      11. Release of Liability. If Lender acquires title to Tenant's leasehold interest or otherwise forecloses on such interest, or obtains a new lease from Landlord as described in paragraph 7, and the leasehold interest is assigned to a transferee in accordance with the requirements of paragraph 2, Lender shall be automatically released from all liability for the performance or observance of the terms of the Lease effective on the date of such assignment, so long as the transferee assumes the Lease and all curable defaults as of such date are cured and so long as Landlord has given written approval of the credit worthiness of the transferee. Landlord's written approval shall not be unreasonably withheld.

      This paragraph 11 will not affect or release Tenant or Guarantor, as guarantor of Tenant, from their respective obligations under the Lease and guaranty of the Lease. Furthermore, provisions for release of Lender on assignment will not be available to the transferee (other than Lender), after any assignment to a transferee other than Lender pursuant to and in accordance with paragraph 2.

      12. Insolvency Defaults. The Lease will not be terminated for any bankruptcy or insolvency default (or similar default which Lender cannot reasonably "cure"), so long as Lender commences appropriate legal action (within the time period specified in paragraph 3 above) to acquire Tenant's leasehold interest for such default and thereafter pursues the action diligently to completion and pays and performs the obligations of Tenant as described in Paragraph 3 above.

      13. Successors and Assigns. This Agreement is for the benefit of the parties hereto, and their respective successors and assigns.

      14. Cooperation by Parties. Landlord will cooperate with Tenant in executing an agreement substantially in accordance with this Agreement and naming the specific Lender(s), if required by the Lender(s), and executing any estoppel certificate, acknowledgment or similar document reasonably required by Tenant and the Lender(s) in connection with any leasehold financing. Landlord agrees to execute, acknowledge (if appropriate), and deliver any agreements clarifying or modifying the Lease and reasonably required by Tenant and the Lender(s), provided that any such modification shall not in any way cause any material diminishment of Tenant's obligations or Landlord's rights and remedies pursuant to the Lease.

     15. No Default. Landlord acknowledges that, to the best of its knowledge, the Lease described above is presently in full force and effect, the Lease has not been modified or amended (except as shown on the attachments thereto and by this Agreement), and Landlord has no actual knowledge of any default or event of default by Tenant thereunder as of the date of this Agreement.

      16. Attorneys' Fees. In the event of litigation between the parties to enforce or interpret the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the losing party reasonably attorneys' fees and costs incurred at trial, upon any appeal and on any petition for review.

      17. Complete Agreement. This Agreement sets forth the complete understanding of the parties with respect to this transaction, may be amended only in writing signed by the party against whom it is sought to be enforced, and without limiting the generality of the foregoing, shall not be deemed modified by any course of dealing.

      18. Notices. Any notice to be given under this Agreement shall be in writing and shall be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, return receipt requested, directed to the other party at its address for notices stated below, or such other address as a party may designate by written notice to the other. Any notice sent by registered or certified mail will be deemed received on the actual date of delivery of the notice to the address of the party, and not to the named individual or party, as evidenced by the registered or certified mail return receipt.

      19. No Release of Tenant. It is specifically understood and agreed that the giving of this consent to said assignments shall not release or relieve Tenant from any of its respective obligations under the Lease.

          DATED this _____ day of _______________, 19___.

          LANDLORD:                ALPHA GROUP, L.L.C.

                                   By:

                                   By:


          TENANT:                  OCB REALTY CO.

                                   By:


          GUARANTOR:                BUFFETS,  INC.,  a  Minnesota corporation




                                   By
                                   Print:    Roe H. Hatlen
                                   Its: Chief Executive Officer


          LENDER:                  [Lender's Name]

                                   By:







STATE OF _______    )
               )  ss.
County of _________ )
           On this _____ day of _______________, 19__, before me,
the undersigned, a Notary Public in and for said State, personally appeared _______________ and ________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) who executed the within instrument, and acknowledged to me that such person(s) executed the same.

          WITNESS my hand and official seal.


                                   Notary Public for
                                   My commission expires:
                                   Residing at:



STATE OF _______    )
               )  ss.
County of _________ )

           On this _____ day of _______________, 19__, before me,
the undersigned, a Notary Public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) who executed the within instrument as the ____________________________ of __________________________, a
corporation, the corporation therein named, and acknowledged to me that such corporation executed the same.

          WITNESS my hand and official seal.


                                   Notary Public for
                                   My commission expires:
                                   Residing at:



STATE OF _______    )
               )  ss.
County of _________ )

           On this _____ day of _______________, 19__, before me,
the undersigned, a Notary Public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) who executed the within instrument as the ____________________________ of OCB REALTY CO., the corporation therein named, and acknowledged to me that such corporation executed the same.

          WITNESS my hand and official seal.



                                   Notary Public for
                                   My commission expires:
                                   Residing at:


                            EXHIBIT I

                      STOREFRONT ELEVATION
              and PRE-APPROVED PYLON SIGN LOCATION



[graphic showing sign and store front elevation]


                           SCHEDULE #1

         STANDARD LANDLORD SUPPLIED SITE SPECIFICATIONS

  [THIS EXHIBIT HAS BEEN INTENTIONALLY DELETED BY THE PARTIES]

                           SCHEDULE #2

              STANDARD EXCLUSIONS FROM GROSS SALES


Gross Sales shall not include:

(a) Receipts from vending machines, coin-operated amusement devices and pay telephones.

(b) Receipts from the sale of gift certificates until such are redeemed at the Premises.

(c) Any sale to, or the value of any meals consumed by, employees of Tenant which are provided as a benefit of employment, not to exceed three percent (3%) of Gross Sales.

(d) The value of any complimentary meals provided as a customer service or as part of Tenant's community marketing efforts, not to exceed two percent (2%) of Gross Sales.

(e)  Any refund which is made to any customer.

(f) Any sales tax or other payment required by governmental law or regulation.

(g)  Receipts  from  catering  or  from  orders  placed  at   the
     Premises, but filled elsewhere.

(h)  Bad debts and "non-sufficient funds" checks.

(i) Sales of furniture or equipment not in the ordinary course of business.

(j) Any charge paid by Tenant as a finance charge for credit card services.

(k) Insurance recoveries or other proceeds not directly related to sales or services from the Premises.


                           SCHEDULE #3

          STANDARD EXCLUSIONS FROM COMMON AREA EXPENSES

  [THIS EXHIBIT HAS BEEN INTENTIONALLY DELETED BY THE PARTIES]

                             GUARANTY

      On this __ day of February, 1998, the undersigned, BUFFETS, INC., a Minnesota corporation ("Guarantor"), in consideration of, and in order to induce the execution and delivery by ALPHA GROUP, L.L.C., a limited liability company ("Landlord"), to OCB Realty Co., a Minnesota corporation ("OCB"), of that certain lease dated February __, 1998, by and between Landlord, as landlord, and OCB, as tenant, a copy of which is attached to this Guaranty (the "Lease"), does hereby unconditionally guarantee (i) the payment, when due, of all amounts of rent or other payments which may become due and payable by OCB pursuant to the terms and conditions of the Lease, and (ii) the performance of all other monetary obligations of OCB thereunder. Guarantor's obligations under this Guaranty shall extend through the entire term of the Lease and any renewal or extension of the Lease.

      Guarantor hereby waives notice to Guarantor of (i) acceptance of this Guaranty, (ii) any action taken or omitted by Landlord in reliance on this Guaranty, and (iii) any default by OCB with respect to any term or condition of the Lease (but without affecting any provision of the Lease concerning notice and/or grace periods under the Lease and notices required to be given to Tenant).

      Guarantor agrees that, without its consent, the Lease may be modified, amended, and supplemented in any manner, including, but not limited to, a renewal or extension of the term of the Lease, and  agrees  that  no  such  amendment,  modification,  supplement, renewal or extension shall release, affect or impair Guarantor's liability under this Guaranty. However, Guarantor shall be released of its obligations hereunder on and after the date that OCB's obligations under the Lease terminate, including as the result of a permitted assignment under the Lease wherein OCB is released from further performance.

      Guarantor agrees that its liability under this Guaranty shall not be affected, reduced or impaired by reason of the failure of Landlord to pursue or enforce against OCB any right or remedy available to Landlord, and Guarantor hereby waives all right to require Landlord to pursue, enforce or resort to any or all such rights or remedies of Landlord.

      Guarantor acknowledges and agrees that Guarantor's obligations to Landlord under this Guaranty are direct and unconditional obligations of Guarantor and are separate and distinct from OCB's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any of Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by OCB of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by OCB to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of OCB or of any substantial part of its property, (c) any assignment by OCB for the benefit of creditors, (d) the failure of OCB generally to pay its debts as such debts become due, or (e) the entry of a decree or order for relief by a court having jurisdiction in respect of OCB in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of OCB or of any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstated and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse OCB pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding.

                         BUFFETS, INC., a Minnesota
                         corporation




                         By:
                         Print:    Roe H. Hatlen
                         Its:  Chief Executive Officer





                   AFFIDAVIT AND INDEMNITY AGREEMENT
                          (Post-Construction)

           The undersigned OCB REALTY CO., a Minnesota corporation ("Tenant") is leasing certain property (the
"Premises")  from          ALPHA GROUP,  L.L.C.,  a  limited
liability   company                 (the   "Landlord")    at
Northlake,                                          Illinois
pursuant    to    a    Ground    Lease    Agreement    dated
, 1998 (the "Lease").

           Tenant hereby affirms, certifies and confirms to Landlord that the work on the Premises as described in the plans and specifications for Tenant's Work (as referenced and defined in the Lease) is 100% completed.

           Pursuant to the terms of the Lease, Tenant hereby represents, warrants and covenants with Landlord that all persons engaged in or providing materials in connection with Tenant's Work have been paid, and Tenant does hereby agree to defend, indemnify, and hold Landlord, and its employees, agents and representatives harmless from any claim, loss, or liability (including reasonable attorneys' fees incurred) arising out of or in connection with any person subsequently claiming or filing a lien with respect thereto. In addition, Tenant covenants and agrees with Landlord that Tenant will be the surety to Landlord with respect to the payment of the costs of Tenant's Work and satisfaction of any rights to lien the Premises, on the same basis as if Tenant's Work were covered by payment and performance bonds.

          By execution hereof, the undersigned Tenant hereby agrees that this Affidavit and Indemnity Agreement (the "Agreement") will be deemed part of the "Lease," and any breach of the obligations of Tenant which are covered by this Agreement shall be a breach of Tenant's obligations under the Lease. Performance of this Agreement and payment of obligations of Tenant hereunder is hereby guaranteed by the undersigned Guarantor.

           In  the  event of any litigation concerning  this
Agreement,  the  prevailing  party  shall  be  entitled   to
reasonable attorneys' fees and court costs, at trial, upon appeal and any petition for review.

           This Agreement will be governed and construed in accordance with the laws of the state in which the Premises is located.

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of , 199__.

               TENANT:        OCB REALTY CO.,
                              a Minnesota corporation


                              By
Witness                       Print     Roe H. Hatlen
                              Its  Chief Executive Officer



                GUARANTOR:    BUFFETS, INC., a Minnesota
                              corporation



                              By
Witness                       Print:    Roe H. Hatlen
                              Its: Chief Executive Officer